UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                         DATE OF REPORT : AUGUST 25, 2004

                       COMMISSION FILE NUMBER: 33-19980-D

                             CGI HOLDING CORPORATION
                             -----------------------
        (Exact name of small business issuer as specified in its charter)

       Nevada                              87-0450450
-----------------------------          ---------------------------
State of other jurisdiction of          I.R.S. Employer I.D. No.
incorporation or organization

520 LAKE COOK ROAD, SUITE 690, DEERFIELD, ILLINOIS          60015
--------------------------------------------------     --------------
(Address of principal executive offices)                 (Zip Code)

Issuer's telephone number, including area code       (847) 282-5005
                                                   -----------------


Item 2. ACQUISITION OR DISPOSITION OF ASSETS

On August 19, 2004, the Company, WebCapades Acquisition Sub, Inc., WebCapades, Inc., Scott P. Mitchell and Kristine E. Mitchell entered into an Agreement dated August 19, 2004, pursuant to which WebCapades, Inc. merged with and into WebCapades Acquisition Sub, Inc., and WebCapades, Inc. thereby became a wholly-owned subsidiary of the Company. The merger consideration included $3,500,000 in cash, 1,904,762 shares of common stock of the Company, $1,200,000 in two-year promissory notes payable by the Company, and a contingent earnout of $500,000. Scott P. Mitchell and Kristine E. Mitchell each signed three-year employment agreements with WebCapades, Inc. and Cherish, Inc., a wholly-owned subsidiary of the Company's wholly-owned subsidiary WebSourced, Inc. Scott P. Mitchell was granted warrants to purchase an aggregate of 150,000 shares of common stock of the Company at an exercise price of $2.10 per share. Certain other employees of WebCapades, Inc. were granted warrants to purchase an aggregate of 90,600 shares of common stock of the Company at an exercise price of $2.10 per share. In connection with the transaction, the Company completed a private placement of 2,049,813 shares of common stock of the Company at a price of $2.05 per share, thereby raising an aggregate of $4,202,104 for the Company. The purchasers in such private placement were granted warrants to purchase an aggregate of 512,457 shares of common stock of the Company at an exercise price of $2.05 per share.

On August 24, 2004, the Company sold, assigned and transferred all of the shares of common stock of WebCapades, Inc. to the Company's wholly-owned subsidiary WebSourced, Inc. On August 25, 2004, the Company's subsidiary WebSourced, Inc. sold, assigned and transferred all of the shares of common stock of WebCapades, Inc. to WebSourced, Inc.'s wholly-owned subsidiary Cherish, Inc.

As of August 25, 2004: (a) a total of 27,076,011 shares of common stock of the Company were issued and outstanding, and (b) warrants to purchase a total of 7,512,642 shares of common stock of the Company were issued and outstanding, with exercise prices ranging from $0.001 to $3.80 per share.

Item 5. OTHER EVENTS

On August 11, 2004, the Company and Momentum Capital, LLC entered into a Letter Agreement dated August 11, 2004, pursuant to which Momentum Capital, LLC will provide certain advisory services in regard to registration statements to be filed by the Company, and in regard to mergers involving the Company, during the 180-day period beginning on August 19, 2004. In consideration for these advisory services, the Company has agreed to pay Momentum Capital, LLC $266,500 in cash, 130,000 shares of common stock of the Company, and warrants to purchase 32,500 shares of common stock of the Company at an exercise price of $2.05 per share.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT 1. ACQUISITION AGREEMENT

                            AGREEMENT

This Agreement (the "Agreement") made and entered into as of August 19, 2004, by and among CGI HOLDING CORPORATION, a Nevada corporation ("CGI"), WEBCAPADES ACQUISITION SUB, INC., a Florida corporation and wholly owned subsidiary of CGI ("Webcapades Acquisition Sub"), WEBCAPADES, INC., a Florida corporation ("Webcapades"), SCOTT P. MITCHELL ("Scott"), a resident of Florida, and KRISTINE
E. MITCHELL ("Kristi"), a resident of Florida and the spouse of Scott. Scott and Kristi are sometimes referred to individually as a "Stockholder" and collectively as the "Stockholders"). CGI, Webcapades Acquisition Sub, Webcapades, Scott and Kristi are sometimes referred to herein each, individually, as a "Party" and, collectively, as the "Parties".

                                   WITNESS:

WHEREAS, Webcapades is engaged in on-line dating and personal relationships web site business activities (collectively, the "Business"); and

WHEREAS, the Boards of Directors of CGI, Webcapades Acquisition Sub, and Webcapades have each approved this Agreement and the merger of Webcapades with and into Webcapades Acquisition Sub (the "Merger"), in accordance with the laws of the State of Florida and the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

In addition to terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the respective meanings set forth below:

"Action" means any claim, demand, action, cause of action, chose in action, right of recovery, right of set-off, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

"Affiliate" means, with respect to a specified Person, any other Person which, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes, with respect to the specified Person:
(a) any other Person which beneficially owns or holds 10% or more of the outstanding voting securities or other securities convertible into voting securities of such Person, (b) any other Person of which the specified Person beneficially owns or holds 10% or more of the outstanding voting securities or other securities convertible into voting securities, or (c) any director, officer or employee of such Person.

"Business Day" means any day other than a Saturday, Sunday or other day on which banks are required or authorized to be closed in the city of Chicago, Illinois.

"Business Interests" means the ownership of up to (but not more than) one percent (1%) of any class of securities of enterprise (but without otherwise participating, directly or indirectly, in the management or operations of such enterprise) if such securities are listed on any national or regional exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934.

"CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended through the date hereof and any regulations promulgated thereunder.

"CGI Common Stock" means Common Stock, $.001 par value per share, of CGI.

"Cherish"  means  Cherish.com,   Inc.,  a  North  Carolina   corporation  and  a
wholly-owned subsidiary of WebSourced.

"Closing" shall mean the closing of the transactions contemplated by this Agreement.

"Closing Date" shall mean the day on which the Closing takes place.

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Contract" means any contract, plan, undertaking, understanding, agreement, license, lease, note, mortgage or other binding commitment, whether written or oral.

"Copyrights" mean all copyrights (registered or otherwise) and registrations and applications for registration thereof, and all rights therein provided by multinational treaties or conventions.

"Court" means any court or arbitration tribunal of the United States, any domestic state, or any foreign country, and any political subdivision thereof.

"Database" means all data and other information recorded, stored, transmitted and retrieved in electronic form.

"Documents" means this Agreement together with the Articles of Merger and Plan of Merger, the Schedules and Exhibits hereto, the Webcapades Disclosure Schedule, and the other agreements, documents and instruments required or contemplated to be executed in connection herewith.

"Earnout" means the contingent earnout payment described in Section 9.1.

"Earnout Period" means the first eight (8) full calendar quarters following the Closing Date.

"Employee Plans" means all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock or other security option, stock or other security purchase, stock or other security appreciation rights, incentive, deferred compensation, retirement or supplemental retirement, severance, golden parachute, vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs, insurance and other similar fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, which have ever been sponsored or maintained or entered into for the benefit of, or relating to, any present or former employee or director of Webcapades, or any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with Webcapades, within the meaning of Section 414 of the Code (an "ERISA Affiliate"), whether or not such plan is terminated.

"Environmental Law" means any Law or Regulation pertaining to: (a) the protection of health, safety and the indoor or outdoor environment; (b) the conservation, management or use of natural resources and wildlife; (c) the protection or use of surface water and ground water; (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, emission, discharge, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Substance; or
(e) pollution (including any emission, discharge or release to air, land, surface water and ground water of any material); and includes, without limitation, CERCLA and the Solid Waste Disposal Act, as amended 42 U.S.C. " 6901 et seq.

"Environmental Permits" means all Permits required under any Environmental Law.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"GAAP"  means  United  States  generally  accepted  accounting   principles  and
practices in effect from time to time consistently applied.

"Governmental Authority" means any governmental or legislative agency or authority (other than a Court) of the United States, any domestic state, or any foreign country, and any political subdivision or agency thereof, and includes any authority having governmental or quasi-governmental powers, including any administrative agency or commission.

"Hardware"  means  all  mainframes,   midrange  computers,  personal  computers,
notebooks, servers, switches, printers, modems, drives, peripherals and any component of any of the foregoing.

"Hazardous Substance" means any Hazardous Substance, as defined in CERCLA, and any other chemical, compound, product, solid, gas, liquid, pollutant, contaminant or material which is regulated under any Environmental Law, and includes without limitation, asbestos or any substance containing asbestos, polychlorinated biphenyls and petroleum (including crude oil or any fraction thereof).

"Indebtedness" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of Webcapades or a lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Indebtedness of others referred to in clauses (a) through (f) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss and all Indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

"Information  System"  means  any  combination  of  Hardware,   Software  and/or
Database(s)  employed  primarily  for  the  creation,   manipulation,   storage,
retrieval, display and use of information in electronic form or media.

"Intellectual Property" means (a) inventions, whether or not patentable, whether or not reduced to practice or whether or not yet made the subject of a pending Patent application or applications, (b) ideas and conceptions of potentially patentable subject matter, including, without limitation, any patent disclosures, whether or not reduced to practice and whether or not yet made the subject of a pending Patent application or applications, (c) Patents, (d) Trademarks, (e) Copyrights, (f) Software, (g) trade secrets and confidential, technical or business information (including ideas, formulas, compositions, inventions, and conceptions of inventions whether patentable or unpatentable and whether or not reduced to practice), (h) whether or not confidential, technology (including know-how and show-how), manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, Databases, Information Systems, pricing and cost information, business and marketing plans and customer and supplier lists and information, (i) copies and tangible embodiments of all the foregoing, in whatever form or medium, (j) all rights to obtain and rights to apply for Patents, and to register Trademarks and Copyrights, (k) all rights under the License Agreements and any licenses, registered user agreements, technology or materials, transfer agreements, and other agreements or instruments with respect to items in (a) to (j) above; and (l) all rights to sue and recover and retain damages and costs and attorneys' fees for present and past infringement of any of the Intellectual Property rights hereinabove set out.

"Inventories" means all inventories, including, without limitation, merchandise, raw materials, work-in-process, finished goods, replacement parts, packaging, office supplies, maintenance supplies, computer parts and supplies and Hardware related to the Business maintained, held or stored by or for Webcapades at any location whatsoever and any prepaid deposits for any of the same.

"IRS" shall mean the United States Internal Revenue Service.

"Knowledge" means (a) in the case an individual, knowledge of a particular fact or other matter if such individual is actually aware of such fact or other matter, and (b) in the case of a Person (other than an individual) such Person will be deemed to have Knowledge of a particular fact or other matter if any individual who is serving, or has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

"Law" means all laws, statutes, ordinances and Regulations of any Governmental Authority including all decisions of Courts having the effect of law in each such jurisdiction.

"Leased Real Property" means the real property leased by Webcapades as tenant, together with, to the extent leased by Webcapades all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of Webcapades attached or appurtenant thereto, and all easements, licenses, rights and appurtenances relating to the foregoing.

"Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any Environmental Law), Action or Order, Liabilities for Taxes and those Liabilities arising under any Contract.

"Liens" means any mortgage, pledge, security interest, attachment, encumbrance, lien (statutory or otherwise), option, conditional sale agreement, right of first refusal, first offer, termination, participation or purchase, or charge of any kind (including any agreement to give any of the foregoing), provided, however, that the term "Lien" shall not include: (a) Liens for Taxes, assessments and charges any Governmental Authority due and being contested in good faith and diligently by appropriate proceedings (and for the payment of which adequate provision has been made); (b) servitudes, easements, restrictions, rights-of-way and other similar rights in real property or any interest therein, provided the same are not of such nature as to materially adversely affect the use of the property subject thereto; (c) Liens for Taxes either not due and payable or due but for which notice of assessments has not been given; (d) undetermined or inchoate Liens, charges and privileges incidental to current construction or current operations and statutory Liens, charges, adverse claims, security interests or encumbrances of any nature whatsoever claimed or held by any Governmental Authority which have not at the time been filed or registered against the title to the asset or served upon Webcapades pursuant to Law or which relate to obligations not due or delinquent;
(e) assignments of insurance provided to landlords (or their mortgagees) pursuant to the terms of any lease, and Liens or rights reserved in any lease for rent or for compliance with the terms of such lease; (f) security given in the ordinary course of the Business, as applicable, to any public utility, municipality or Government Authority in connection with the operations of the Business, as applicable, other than security for borrowed money; (g) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pension or other social security programs mandated under applicable Laws; and (h) restrictions on transfer of securities imposed by applicable state and federal securities Laws.

"Litigation"  means any  suit,  action,  arbitration,  cause of  action,  claim, complaint, criminal prosecution, investigation, inquiry, demand letter, governmental or other administrative proceeding, whether at law or at equity, before or by any Court, Governmental Authority, arbitrator or other tribunal. "Material Adverse Effect" means any circumstance, change in, or effect on, the Business or Webcapades that, individually or in the aggregate with any other circumstances, changes in, or effects on, the Business or Webcapades: (a) is, or could be, materially adverse to the business, operations, assets or Liabilities (including, without limitation, contingent Liabilities), employee relationships, customer or supplier relationships, results of operations or the condition (financial or otherwise) of the Business, or (b) could materially adversely affect the ability of Webcapades Acquisition Sub to operate or conduct the Business in the manner in which it is currently operated or conducted, or contemplated to be conducted.

"Notes" shall mean an aggregate of One Million Two Hundred Thousand Dollars ($1,200,000) principal amount of non-interest bearing Promissory Notes made by CGI dated the Closing Date, payable in twenty-four (24) equal consecutive monthly payments of Fifty Thousand Dollars ($50,000) commencing one month following the Closing Date, all in the form of Exhibit 1.

"Order" shall mean any judgment, order, writ, injunction,  ruling,  stipulation,
determination,   award  or  decree  of  or  by,  or  any  settlement  under  the jurisdiction of, any Court or Governmental Authority.

"Owned Real Property" means the real property owned by Webcapades together with all buildings and other structures, facilities or improvements currently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of Webcapades attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.

"Patents" mean all national (including the United States) and multinational statutory invention registrations, patents, patent registrations and patent applications, including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations, and all rights therein provided by multinational treaties or conventions and all improvements to the inventions disclosed in each such registration, patent or application.

"Permits"  means  any  licenses,   permits,   pending  applications,   consents,
certificates, registrations, approvals and authorizations.

"Person" means any natural person, corporation, limited liability company, unincorporated organization, partnership, association, joint stock company, joint venture, trust or any other entity.

"Real Property" means the Leased Real Property and the Owned Real Property.

"Receivables" means any and all accounts receivable, notes, book debts and other amounts due or accruing due to Webcapades in connection with the Business whether or not in the ordinary course, together with any unpaid financing charges accrued thereon and the benefit of all security for such accounts, notes and debts.

"Regulation" means any rule or regulation of any Governmental Authority.

"Scott Managed Businesses" shall mean either (a) the Webcapades Surviving Corporation or (b) all of the businesses directly or indirectly owned by CGI that are being managed by Scott as President and CEO during the period in question, collectively, as elected by Scott in his sole discretion, by written notice to the President and CEO of CGI within 65 days following the end of the Earnout Period.

"Securities Act" means the Securities Act of 1933, as amended.

"Software" means any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (d) the technology supporting any Internet site(s) operated by or on behalf of Webcapades and (e) all documentation, including user manuals and training materials, relating to any of the foregoing.

"Subsidiary" or "Subsidiaries" of a specified Person means any other Person in which such Person owns, directly or indirectly, more than 50% of the outstanding voting securities or other securities convertible into voting securities, or which may effectively be controlled, directly or indirectly, by such Person.

"Tax" or "Taxes" means any and all federal, state, local, or foreign taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or other taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, disability, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority.

"Tax Returns" means returns, reports and information statements, including any schedule or attachment thereto, with respect to Taxes required to be filed with the IRS or any other Governmental Authority or other taxing authority or agency, domestic or foreign, including consolidated, combined and unitary tax returns.

"Trademarks" mean all trademarks, service marks, trade dress, logos, trade names and corporate names, whether or not registered, including all common law rights, and registrations and applications for registration thereof, including, but not limited to, all marks registered in the United States Patent and Trademark Office, the Trademark Offices of the States and Territories of the United States of America, and the Trademark Offices of other nations throughout the world, and all rights therein provided by multinational treaties or conventions.

"Web Sites" means all web sites, domain names, and associated internet properties, rights, titles and interests in any way directly or indirectly used in or associated with the Business, including but not limited to those certain web sites and domain names set forth in that certain letter re: web sites and domain names dated the date of this Agreement from Scott to Gerard M. Jacobs, President and Chief Executive Officer of CGI.

"WebSourced" means WebSourced, Inc., a North Carolina corporation and a wholly-owned subsidiary of CGI.

                                   ARTICLE II
                                   THE MERGER

2.1 The Merger. At the Effective Time (as hereinafter defined), in accordance with the laws of the State of Florida and the terms and conditions of the Documents, Webcapades shall be merged with and into Webcapades Acquisition Sub. From and after the Effective Time, the separate corporate existence of Webcapades shall cease and Webcapades Acquisition Sub, as the surviving corporation in the Merger, shall continue its existence under the laws of the State of Florida as a wholly owned subsidiary of CGI. Webcapades Acquisition Sub, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "Webcapades Surviving Corporation".

2.2 Effective Time. Subject to the provisions of this Agreement, on the Closing Date (as hereinafter defined) or as soon thereafter as is practicable the Parties shall cause the Merger to become effective by executing and filing with the Department of State of the State of Florida in accordance with Florida law Articles of Merger with a Plan of Merger attached as an Exhibit thereto in substantially the form of Exhibit 2.2 attached hereto and hereby made a part hereof (the "Articles of Merger and Plan of Merger"), the date and time of such filing, or such later date and time as may be agreed upon by the Parties and specified therein, being hereinafter referred to as the "Effective Time".

2.3 Effect of the Merger. At the Effective Time, the Merger shall have the effect set forth in the Documents and in the applicable provisions of law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the assets, properties, rights, privileges, immunities, powers and franchises of Webcapades and Webcapades Acquisition Sub shall vest in the Webcapades Surviving Corporation, and all of the debts, liabilities and duties of Webcapades and Webcapades Acquisition Sub shall become the debts, liabilities and duties of the Webcapades Surviving Corporation.

2.4 Articles of Incorporation and Bylaws. From and after the Effective Time and without further action on the part of the Parties, the Articles of Incorporation and Bylaws of Webcapades Acquisition Sub immediately prior to the Effective Time shall be the Articles of Incorporation and Bylaws of Webcapades Surviving Corporation until amended in accordance with the respective terms thereof.

2.5 Directors and Officers.

(a) The directors of Webcapades Surviving Corporation shall be Scott, Gerard M. Jacobs and S. Patrick Martin, each to hold office in accordance with the Articles of Incorporation and the Bylaws of Webcapades Acquisition Sub, in each case, until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with Webcapades Acquisition Sub's Articles of Incorporation and Bylaws.

(b) The directors of Cherish shall be Scott, Gerard M. Jacobs and S. Patrick Martin, each to hold office in accordance with the Certificate of Incorporation and the Bylaws of Cherish, in each case, until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with Cherish's Certificate of Incorporation and Bylaws.

2.6 Conversion of Stock, Etc. At the Effective Time, by virtue of the Merger and without any action on the part of the Parties or the holders of the following securities: All of the shares of Webcapades' common stock, par value $1 per share ("Webcapades Common Stock") issued and outstanding immediately prior to the Effective Time other than any shares of Webcapades Common Stock to be canceled and retired pursuant to Section 2.7 ("Webcapades Shares") shall be converted automatically into the right to receive, in the aggregate: Three
Million Five Hundred Thousand Dollars ($3,500,000) in cash (the "Cash Consideration"); shares of CGI Common Stock having an aggregate value of Four Million Dollars ($4,000,000) such stock to be valued at the closing price per share of CGI Common Stock on the last trading day prior to the Closing Date as hereafter defined (the "Stock Consideration"); the $1,200,000 of Notes (the "Note Consideration"); and the Earnout defined in Section 9.1, if earned (the "Earnout Consideration") (collectively, the "Merger Consideration"), subject to adjustment as set forth in Section 2.10. The Merger Consideration shall be allocated and disbursed among the holders of the Webcapades Shares and certain assignees of portions thereof, in accordance with the allocations set forth on
Exhibit 2.6 attached hereto and hereby made a part hereof. From and after the Effective Time, all shares of Webcapades capital stock shall automatically be redeemed and canceled and shall cease to exist, and each holder of a certificate that previously represented any such share of Webcapades capital stock (collectively, the "Webcapades Certificates") shall cease to have any rights with respect thereto other than the right to receive, if any, their portion of the Merger Consideration as set forth on Exhibit 2.6. The foregoing Merger Consideration shall be deemed to have been issued in full satisfaction of all rights pertaining to the Webcapades Shares, and after the Effective Time, there shall be no further registration or transfers of Webcapades Shares. If after the Effective Time, any Webcapades Certificates are presented to Webcapades Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section 2.6 and Exhibit 2.6. If any Webcapades Certificates representing Webcapades Shares shall have been lost, stolen or destroyed, CGI shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, the applicable Merger Consideration; provided, however, that CGI may, in its discretion and as a condition precedent to the issuance and delivery thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against CGI or Webcapades Surviving Corporation with respect to the certificates alleged to have been lost, stolen or destroyed.

2.7 Cancellation of Shares. Immediately prior to the Effective Time: Each share of Webcapades Common Stock either held in Webcapades' treasury or owned by any direct or indirect wholly owned subsidiary of Webcapades immediately prior to the Effective Time, shall be canceled and extinguished without any conversion thereof or payment therefor.

2.8 Stock Options; Warrants. Prior to the Effective Time: The Stockholders, at the Stockholders' sole expense, shall take all actions necessary to cause all capital stock of Webcapades other than the Webcapades Common Stock held by the Stockholders and being exchanged for the Merger Consideration in accordance with
Section 2.6, and all options, warrants and other contractual or other rights to purchase or otherwise acquire or convert into Webcapades Common Stock, to be cancelled, extinguished and terminated.

2.9 Capital Stock of Acquisition Subs. Each share of common stock of Webcapades Acquisition Sub, par value $0.01 per share ("Webcapades Acquisition Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted automatically into one fully paid and non-assessable share of common stock of the Webcapades Surviving Corporation, par value $0.01 per share. From and after the Effective Time, each stock certificate of Webcapades Acquisition Sub that previously represented shares of Webcapades Acquisition Sub Common Stock shall evidence ownership of an equal number of shares of common stock of the Webcapades Surviving Corporation.

2.10 Adjustments to the Consideration. Without limiting any other provision of this Agreement:

(a) If and in the event that on the Closing Date Webcapades' aggregate cash in its checking and savings accounts does not exceed the aggregate amount of all Indebtedness and Liabilities shown on the Audited Webcapades Balance Sheet on the Closing Date by at least Seven Hundred Thousand Dollars ($700,000), then the Cash Consideration shall be adjusted downward, dollar-for-dollar, by the amount of such deficit;

(b) The Cash Consideration shall be adjusted downward, dollar-for-dollar, by the amount of any cash or other assets taken out of Webcapades by any of the Stockholders after June 30, 2004, other than (1) via salaries and other payments made in the ordinary course of the Business consistent with historical practices, or (2) as permitted by Section 6.4(a); and

(c) the Stock Consideration shall be adjusted, at any time and from time to time prior to the Closing Date, to fully reflect the effect of any stock split, reverse split, stock dividend (including, without limitation, any dividend or distribution of securities convertible into CGI Common Stock), reorganization, recapitalization or other like change with respect to CGI Common Stock effective between the date of this Agreement and the Closing Date provided that the value of said Stock Consideration shall remain at $4 million valued at the closing price per share of CGI Common Stock on the last trading day prior to the Closing Date as hereafter defined.

2.11 Taking of Necessary Action; Further Action. If, at any time and from time to time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest in the Webcapades
Surviving Corporation full right, title and possession of all properties, assets, rights, privileges, powers and franchises of Webcapades and Webcapades Acquisition Sub, the officers and directors of Webcapades and the Webcapades Surviving Corporation shall be and are fully authorized and directed, in the name of and on behalf of their respective corporations, to take, or cause to be taken, all such lawful and necessary action as is not inconsistent with this Agreement. CGI shall cause Webcapades Acquisition Sub to perform all of its obligations relating to this Agreement and the transactions contemplated hereby.

                                  Article I II
                             CONSIDERATION; CLOSING

3.1 Consideration.

(a) As consideration for the Merger, the Stockholders shall be entitled to receive the Merger Consideration as set forth in Section 2.6 and Exhibit 2.6 attached hereto.

(b) All certificates representing CGI Common Stock issued pursuant to this Agreement shall bear a legend stating that such CGI Common Stock has not been registered under the Securities Act, and may not be transferred or sold without such registration or an exemption therefrom.

3.2 Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Barnett, Bolt, Kirkwood, Long & McBride, 601 Bayshore Boulevard, Suite 700, Tampa, Florida 33606, at 9:30 A.M. EST on August 19, 2004, or at such other place or time or on such other date as the Parties may agree upon in writing (the day on which the Closing takes place being the "Closing Date").

                                   ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES OF
                         THE STOCKHOLDERS AND WEBCAPADES

The Webcapades Disclosure Schedule attached hereto (the "Disclosure Schedule") identifies by Section and Subsection any exception to a representation or warranty in this Article IV. In order to induce CGI and Webcapades Acquisition Sub to enter into this Agreement and to consummate the transactions contemplated hereby, the Stockholders and Webcapades each hereby represent and warrant to each of CGI and Webcapades Acquisition Sub as follows:

4.1 Organization and Qualification. Webcapades is a corporation duly organized, validly existing and in good standing under the laws of Florida, and is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions listed on Schedule 4.1, such jurisdictions being the only jurisdictions in which the failure to be so licensed or qualified could have a Material Adverse Effect on Webcapades. All of the issued and outstanding shares of Webcapades capital stock were issued in compliance in all material respects with all applicable federal and state securities laws and are owned solely by the Stockholders.

4.2 Subsidiaries and Affiliates. Webcapades does not have any Subsidiaries, and Webcapades does not own, directly or indirectly, any equity or other ownership interests of any Person. Webcapades has no Affiliates.

4.3 Charter, By-Laws and Corporate Records. True, correct and complete copies of each of (a) the Articles of Incorporation of Webcapades as amended and in effect on the date hereof, (b) the By-Laws of Webcapades as amended and in effect on the date hereof, and (c) the minute books of Webcapades, have been previously made available to CGI and Webcapades Acquisition Sub. Such minute books contain complete and accurate records of all meetings and other corporate actions of the board of directors, committees of the board of directors, incorporators and stockholders of Webcapades from the date of its incorporation to the date hereof.

4.4 Authorization; Enforceability. Webcapades has the corporate power and authority to own, hold, lease and operate its properties and assets and to carry on its business as currently conducted. Webcapades has the corporate power and authority to execute, deliver and perform this Agreement and the other Documents to which it is a party. The execution, delivery and performance of this Agreement and the other Documents to which it, he or she is a party and the consummation of the transactions contemplated herein and therein have been duly authorized and approved by Webcapades and each of the Stockholders, and no other action on the part of Webcapades or any of the Stockholders is necessary in order to give effect thereto. This Agreement and each of the other Documents to be executed and delivered by Webcapades and the Stockholders have been duly executed and delivered by, and constitute the legal, valid and binding obligations of, Webcapades and each of the Stockholders, respectively, are enforceable against Webcapades and each of the Stockholders in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

4.5 No Violation or Conflict. None of (a) the execution and delivery by Webcapades and the Stockholders of this Agreement and the other Documents to be executed and delivered by Webcapades and the Stockholders, (b) the consummation by Webcapades and the Stockholders of the transactions contemplated by this Agreement and the other Documents, or (c) the performance of this Agreement and the other Documents required by this Agreement to be executed and delivered by Webcapades and the Stockholders at the Closing, will (1) conflict with or violate the Articles of Incorporation or By-Laws of Webcapades, (2) conflict with or violate any Law, Order or Permit applicable to Webcapades or any of the Stockholders, or by which Webcapades' properties are bound or affected, or (3) result in any breach or violation of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Webcapades' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Lien on any of the properties or assets of Webcapades pursuant to, any Contract, Permit or other instrument or obligation to which Webcapades is a party or by which Webcapades or its properties are bound or affected except, in the case of clause (2) or (3) above, for any such conflict, breach, violation, default or other occurrence that would not individually or in the aggregate, have a Material Adverse Effect on Webcapades.

4.6 Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and the other Documents by Webcapades and the Stockholders do not and will not require any consent, approval, authorization, Permit or other order of, action by, filing with or notification to, any Governmental Authority.

4.7 Capital Structure. The authorized capital stock of Webcapades consists of 1,000 shares of Webcapades Common Stock. As of the date hereof 1,000 shares of Webcapades Common Stock were issued and outstanding (the "Webcapades Shares"), and no Webcapades Shares were held in treasury. Except as described above, there will be no shares of voting or non-voting capital stock, equity interests or other securities of Webcapades authorized, issued, reserved for issuance or otherwise outstanding at the Closing. All of the outstanding Webcapades Shares are duly authorized, validly issued, fully paid and non-assessable, and not subject to, or issued in violation of, any kind of preemptive, subscription or any kind of similar rights. There are no bonds, debentures, notes or other Indebtedness of Webcapades having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders of Webcapades may vote. There are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind (contingent or otherwise) to which Webcapades is a party or bound obligating Webcapades to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Webcapades or obligating Webcapades to issue, grant, extend or enter into any agreement to issue, grant or extend any security, option, warrant, call, right, commitment, agreement, arrangement or undertaking which will survive the Closing. There are no outstanding contractual obligations of Webcapades to repurchase, redeem or otherwise acquire any shares of capital stock (or options to acquire any such shares) or other security or equity interest of Webcapades which will survive the Closing.

4.8 Financial Statements. Webcapades has previously furnished or made available to CGI and Webcapades Acquisition Sub the unaudited balance sheet of Webcapades as at June 30, 2004 (the "Unaudited Webcapades Balance Sheet"), and the related statements of income and cash flow for the six months ended June 30, 2004, the unaudited balance sheets of Webcapades as of December 31, 2002 and 2003, and the related statements of income and cash flow and notes thereto for the same fiscal years (collectively, the "Unaudited Webcapades Financial Statements"). All such Unaudited Webcapades Financial Statements fairly present the financial condition of Webcapades as of the dates indicated therein, are complete and correct in all material respects and accurately reflect all transactions of the Business.

4.9 Conduct in the Ordinary Course; Absence of Changes. Since June 30, 2004, except as permitted by Section 6.4(a) and Article VIII, the Business has been conducted in the ordinary course of business, consistent with past practice, and there has been no change in the Business which has had, or could reasonably be anticipated to result in a Material Adverse Effect on Webcapades.

4.10 Real Property.

(a) Schedule 4.10(a) lists (1) the street address of each parcel of Owned Real Property, and (2) any and all leases of all or any portion of any of Owned Real Property ("Owned Real Property Leases"). Any parcel of Owned Real Property that is not subject to an Owned Real Property Lease is occupied by Webcapades and is used solely for the conduct of the Business. Schedule 4.10(a) lists for each Owned Real Property Lease: (i) the street address of each parcel subject to an Owned Real Property Lease, (ii) the identity of the lessor, lessee and current occupant (if different from lessee/lessor) under each Owned Real Property Lease,
(iii) the term, the security deposit, if any, and rental payment terms of the Owned Real Property Leases (and any subleases) pertaining to each such Owned Real Property Lease, (iv) any commissions due now or in the future on any Owned Real Property Lease or in connection with an option to extend or renew and (v) any amendments to the Owned Real Property Leases.

(b) Schedule 4.10(b) lists (1) the street address of each parcel of Leased Real Property, (2) the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Leased Real Property, and (3) the term and rental payment terms of the leases (and any subleases) pertaining to each such parcel of Leased Real Property.

(c) Webcapades has made available to CGI and Webcapades Acquisition Sub true and correct copies of each deed for each parcel of Owned Real Property and, to the extent available, for each parcel of Leased Real Property, and all title insurance policies, title reports, surveys, certificates of occupancy, environmental reports and audits, appraisals, other title documents and other documents relating to or otherwise affecting the Owned Real Property, the Leased Real Property, or the operation of the Business thereon or any other uses thereof.

(d) Webcapades has delivered or made available to CGI and Webcapades Acquisition Sub correct and complete copies of all leases and subleases listed in Schedule 4.10(a) and Schedule 4.10(b) and any and all ancillary documents pertaining thereto (including, but not limited to, all amendments, consents for alterations and documents recording variations and evidence of commencement dates and expiration dates) (the "Leases"). With respect to each such Lease:

(1) such Lease is legal, valid, binding, enforceable and in full force and effect, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought, and represents the entire agreement between the respective landlord and tenant with respect to such property;

(2) such Lease, together with the consent and/or estoppel certificate contemplated by Section 6.2, will not cease to be legal, valid, binding, enforceable and in full force and effect, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought, on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such Lease or otherwise give the landlord or lessee a right to terminate such Lease;

(3) neither Webcapades nor, to the Knowledge of Webcapades, any other party to such Lease, is in breach or default in any material respect, and, to the Knowledge of Webcapades, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such Lease; and

(4) the rental set forth in each Lease is the actual rental being paid, and there are no separate agreements or understandings with respect to the same.

4.11 Personal Property.

(a) Schedule 4.11 lists each item or distinct group of machinery, equipment, tools, supplies, furniture, fixtures, vehicles, rolling stock and other tangible personal property with a cost in excess of $5,000 used in the Business and owned or leased by Webcapades (the "Tangible Personal Property").

(b) Webcapades has delivered or made available to CGI and Webcapades Acquisition Sub correct and complete copies of all leases for Tangible Personal Property and any and all material ancillary documents pertaining thereto. With respect to each of such leases:

(1) such lease, together with all ancillary documents delivered pursuant to the first sentence of this Section 4.11(b), is legal, valid, binding, enforceable, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought, and in full force and effect and represents the entire agreement between the respective lessor and lessee with respect to such property; and

(2) neither Webcapades nor, to the Knowledge of Webcapades, any other party to such lease, is in breach or default in any material respect, and no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under, such lease; and

(3) such lease will not cease to be legal, valid, binding, enforceable, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought, and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such lease or otherwise give the lessor a right to terminate such lease.

(c) All Tangible Personal Property is adequate and usable for the use and purposes for which it is currently used, is in good operating condition, and has been maintained and repaired in accordance with good business practice.

4.12 Board Approval. The Board of Directors of Webcapades has, at a meeting duly called and held at which all members were present or by a unanimous written consent: (a) approved and declared advisable this Agreement; (b) determined that the Merger and other transactions contemplated by this Agreement are advisable, fair to and in the best interest of Webcapades and its stockholders; (c) resolved to recommend to the stockholders of Webcapades (1) the approval of the Merger and the other transactions contemplated hereby and (2) the approval and adoption of this Agreement; and (d) directed that this Agreement be submitted to the stockholders of Webcapades for their approval and adoption.

4.13 Insurance. Webcapades has furnished or made available to CGI and Webcapades Acquisition Sub true and complete copies of all insurance policies and fidelity bonds covering the assets, business, equipment, properties and operations of Webcapades relating to the Business, a list of which (by type, carrier, policy number, limits, premium and expiration date) is set forth in Schedule 4.13. All such insurance policies are in full force and effect and will remain in full force and effect with respect to all events occurring prior to the Effective Time.

4.14 Permits. Schedule 4.14 lists all Permits used in or otherwise required for the conduct of the Business. Each of the Permits is valid and in full force and effect.

4.15 Taxes. (a) All Tax Returns and reports in respect of Taxes required to be filed with respect to Webcapades or the Business have been timely filed; (b) all Taxes required to be shown on such returns and reports or otherwise due have been timely paid; (c) all such returns and reports are true, correct and complete in all material respects; (d) no adjustment relating to such returns has been proposed formally or informally by any Governmental Authority and, to the Knowledge of Webcapades, no basis exists for any such adjustment; (e) there are no pending or, to the Knowledge of Webcapades, threatened actions or proceedings for the assessment or collection of Taxes against Webcapades or (insofar as either relates to the activities or income of Webcapades or the Business or could result in Liability of Webcapades on the basis of joint and/or several liability) any corporation that was includible in the filing of a return with Webcapades on a consolidated or combined basis; (f) no consent under
Section 341(f) of the Code has been filed with respect to Webcapades; (g) there are no Tax Liens on any assets of Webcapades or of the Business; and (h) Webcapades has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and all Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

4.16 Labor Matters.

(a) The name, place of employment, the current annual salary rates, bonuses, deferred or contingent compensation, pension, accrued vacation, "golden parachute" and other like benefits paid or payable (in cash or otherwise) in 2003 and 2004, the date of employment and a description of position and job function of each current salaried employee, officer, director, consultant or agent of Webcapades is accurately stated in that certain letter re: employees dated the date of this Agreement from Scott to S. Patrick Martin, President and Chief Executive Officer of Websourced (the "Employee Salaries Letter"). (b) No employment, consulting, severance pay, continuation pay, termination or indemnification agreements or other similar agreements of any nature (whether in writing or not) exist between Webcapades and any current or former stockholder, officer, director, employee or consultant.

(c)

(1) Webcapades is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Webcapades;

(2) There are no controversies, strikes, slowdowns or work stoppages pending or, to the Knowledge of Webcapades, threatened between Webcapades and any of its employees;

(3) There are no unfair labor practice complaints pending against Webcapades before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving employees of Webcapades;

(4) Webcapades is currently in compliance with all applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority and have withheld and paid to the appropriate Governmental Authority or are holding for payment not yet due to such Governmental Authority all amounts required to be withheld from employees of Webcapades and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing;

(5) Webcapades has paid in full to all its employees or adequately accrued for in accordance with GAAP consistently applied all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees provided however that Webcapades' employees have until the end of a calendar year to use accrued vacation;

(6) There is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or threatened before any Governmental Authority with respect to any Persons currently or formerly employed by Webcapades;

(7) There is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or threatened with respect to Webcapades; and

(8) There is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which Webcapades has employed or currently employs any Person.

4.17 Employee Benefit Plans. Schedule 4.17 lists all Webcapades Employee Plans. Webcapades has provided or made available to CGI and Webcapades Acquisition Sub correct and complete copies of (where applicable) (a) all plan documents, summary plan descriptions, summaries of material modifications, amendments, and resolutions related to such plans, (b) the most recent determination letters received from the IRS, (c) the three most recent Form 5500 Annual Reports and summary annual reports, (d) the most recent audited financial statement and actuarial valuation, and (e) all related agreements, insurance contracts and other agreements which implement each such Webcapades Employee Plan. There are no restrictions on the ability of the sponsor of each Webcapades Employee Plan to amend or terminate any Webcapades Employee Plan and each Webcapades Employee Plan may be transferred by Webcapades or its respective ERISA Affiliate to the Webcapades Surviving Corporation.

4.18 Environmental Matters. (a) Webcapades has all Environmental Permits which are required under Environmental Laws, (b) Webcapades is in compliance with all terms and conditions of such Environmental Permits, (c) Webcapades is in compliance with all Environmental Laws and any other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in such Environmental Laws or contained in any regulation, code, plan, governmental Order, notice or demand letter issued, entered, promulgated or approved thereunder, (d) There has not been any event, condition, circumstance, activity, practice, incident, action or plan which will interfere with or prevent continued compliance with the terms of such Environmental Permits or which would give rise to any liability under any Environmental Law or give rise to any common law or statutory liability, based on or resulting from Webcapades' or its agents' manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, or release into the environment, of any Hazardous Substance, and (e) Webcapades has taken all actions reasonably necessary under applicable requirements of Environmental Law to register any products or materials required to be registered by Webcapades (or any of its agents) thereunder.

4.19 Certain Interests.

(a) No officer, director or stockholder of Webcapades, and no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer or director:

(1) has any direct or indirect financial interest in any competitor, supplier or customer of Webcapades, provided, however, that the ownership of securities representing no more than three percent (3%) of the outstanding voting power of any competitor, supplier or customer, and which are also listed on any national securities exchange or traded actively in the national over-the-counter market, shall not be deemed to be a "financial interest" so long as the Person owning such securities has no other connection or relationship with such competitor, supplier or customer;

(2) owns, directly or indirectly, in whole or in part, or has any other interest in any tangible or intangible property which Webcapades uses or has used in the conduct of the Business or otherwise; or

(3) has outstanding any Indebtedness to Webcapades.

(b) Webcapades has no Indebtedness, Liabilities, nor any other obligation of any nature whatsoever to, any officer, director or stockholder of Webcapades or to any relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer, director or stockholder.

4.20 Litigation. Except as set forth in Schedule 4.20, there are no Actions pending, or to Webcapades' Knowledge, threatened, against, relating to or affecting Webcapades or the Business before any Court, Governmental Agency or any arbitrator or mediator. Neither Webcapades nor any of the Stockholders is subject to any Order, including but not limited to any Order which prohibits or restricts the consummation of the transactions contemplated hereby or restricts in any way the ownership or operations of Webcapades or the Business.

4.21 Intellectual Property and Web Sites. Except for software, content, or other similar services/property purchased on a non-exclusive basis through contracts with vendors all of which contracts are in full force and effect and none of which contracts are currently subject to any contractual disputes nor have been threatened with cancellation or non-renewal by such vendors, Webcapades has the exclusive rights, titles and interests in and to any and all Intellectual Property and all of the Web Sites used by, being developed by, or otherwise associated with the present or anticipated future operations of the Business.

4.22 Inventories. Webcapades' Inventories reflected in the Unaudited Webcapades Financial Statements and in the Webcapades Audited Financial Statements (as hereinafter defined), if any, are in proper working order and of merchantable quality, which can be sold in the ordinary course of the Business in a fashion consistent with the historical sales results, efficiencies, terms, conditions, pricing, and inventory turnover patterns of the Business.

4.23 Receivables. Webcapades' Receivables reflected in the compiled Webcapades Financial Statements and in the Webcapades Audited Financial Statements, consist solely of bona fide accounts receivable generated by the Business in the ordinary course, which can be collected in the ordinary course of the Business in a fashion consistent with the historical collection results, efficiencies, policies, procedures and patterns of the Business.

4.24   Residency;   Investment   Sophistication;   Backgrounds.   Each   of  the
Stockholders:  (a)  is a  resident  of  Florida;  (b) is a  fully  "accredited", sophisticated investor capable of evaluating the potential risks of an investment in CGI Common Stock; (c) has received, read and understands the public filings of CGI with the United States Securities and Exchange Commission ("SEC"), including but not limited to CGI's Form 10-QSB for the quarter ended June 30, 2004, and the "Risk Factors" described in Item II of such Form 10-QSB;
(d) has been afforded a full opportunity to conduct such additional "due diligence" investigation of CGI, WebSourced, Cherish and Webcapades Acquisition Sub, including their respective businesses, management, balance sheets, financial results, prospects and Risk Factors as such Stockholder has deemed appropriate; (e) has retained and has been advised by his own competent lawyers and accountants in regard to the preparation, negotiation and execution of this Agreement and the transactions contemplated herein; and (f) has never been charged, indicted or convicted of any criminal offense, excepting only minor traffic violations.

4.25 Brokers. Neither Webcapades nor any of the Stockholders have employed any financial advisor, broker or finder other than eBizBrokers, Inc., a Massachusetts corporation ("eBizBrokers"), and neither Webcapades nor any of the Stockholders have incurred nor will incur any broker's, finder's, investment banking or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement other than those payable to eBizBrokers.

4.26 Cash on Hand. On the Closing Date Webcapades' aggregate cash in its checking and money market accounts will exceed the aggregate amount of all Indebtedness and Liabilities shown on the Audited Webcapades Balance Sheet as of the Closing Date by at least Seven Hundred Thousand Dollars ($700,000).

4.27 Indebtedness and Liabilities. On the Closing Date Webcapades will be free and clear of all Indebtedness and Liabilities, including but not limited to liens, obligations, claims and encumbrances, actual or contingent, known or unforeseen, including but not limited to bank loans, stockholder loans, payroll claims, bonus and commission claims, unpaid payroll taxes, other unpaid taxes, pension obligations, employment discrimination claims, sexual harassment claims, breach of contract claims, credit card chargebacks in excess of $1,000, lawsuits, stock options, stock warrants, phantom stock plans, stock appreciation rights or plans, deferred compensation agreements, purchase agreements that cannot be cancelled by Webcapades at any time, consulting agreements, employment agreements other than the Employment Agreements referred to in Section 7.1(b), severance agreements or "change of control" agreements of any nature, and any other liabilities of any nature whatsoever (collectively, "Claims of Any Nature") excepting only those liabilities shown on the Unaudited Webcapades Balance Sheet subject only to minor adjustments in liability line items incurred in the ordinary course of Webcapades' business between June 30, 2004 and the Closing Date ("Approved Liabilities").

4.28 Material Information. All material information concerning Webcapades has been provided by the Stockholders to CGI and Webcapades Acquisition Sub.

                                    ARTICLE V
                        REPRESENTATIONS AND WARRANTIES OF
                       CGI AND WEBCAPADES ACQUISITION SUB

In order to induce the Stockholders and Webcapades to enter into this Agreement and to consummate the transactions contemplated hereby, CGI and Webcapades Acquisition Sub represent and warrant to each of the Stockholders and Webcapades as follows:

5.1 Organization and Qualification. Each of CGI, WebSourced, Cherish and Webcapades Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation. Each of CGI, WebSourced, Cherish and Webcapades Acquisition Sub is duly qualified or licensed as a foreign corporation to conduct business, and is in good standing, under the laws of each jurisdiction where the character of the properties owned, leased or operated by it, or the nature of its activities, makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, has not had and would not have a Material Adverse Effect on CGI, WebSourced, Cherish or Webcapades Acquisition Sub. Each of CGI, WebSourced, Cherish and Webcapades Acquisition Sub has made available to the Stockholders and Webcapades true, complete and correct copies of its Articles of Incorporation and Bylaws, each as amended to date. Neither CGI, WebSourced, Cherish nor Webcapades Acquisition Sub is in default under or in violation of any provision of its Articles of Incorporation or Bylaws. All of the issued and outstanding shares of capital stock of, or other equity interests in, Webcapades Acquisition Sub are: (a) duly authorized, validly issued, fully paid, non-assessable; (b) owned, directly or indirectly, by CGI free and clear of all Liens; and (c) free of any restriction, including, without limitation, any restriction which prevents the payment of dividends to CGI, or otherwise restricts the right to vote, sell or otherwise dispose of such capital stock or other ownership interest other than restrictions under the Securities Act and state securities laws.

5.2 Capital Structure. The authorized capital stock of CGI consists of (a) 100,000,000 shares of CGI Common Stock and (b) 5,000,000 shares of "blank check" Preferred Stock, 500,000 shares of which have been designated "Series One Preferred Stock". ("CGI Preferred Stock"). As of the date of this Agreement: (1) 27,076,011 shares of CGI Common Stock were issued and outstanding; (2) no shares of CGI Preferred Stock were issued or outstanding; (3) 1,500,000 shares of CGI
Common Stock were held in the treasury of CGI; and (4) 7,512,642 shares of CGI Common Stock were duly reserved for future issuance pursuant to CGI's outstanding warrants and options. Except as described above, there were no shares of voting or non-voting capital stock, equity interests or other securities of CGI authorized, issued, reserved for issuance or otherwise outstanding. All outstanding shares of CGI Common Stock are, and all shares of CGI Common Stock to be issued in connection with the consummation of the transactions contemplated by this Agreement will be, when issued in accordance with the terms hereof, duly authorized, validly issued, fully paid and non-assessable, and not subject to, or issued in violation of, any kind of preemptive, subscription or any kind of similar rights. There are no bonds, debentures, notes or other indebtedness of CGI having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders of CGI may vote. Except as described above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind (contingent or otherwise) to which CGI is a party or bound obligating CGI to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of CGI or obligating CGI to issue, grant, extend or enter into any agreement to issue, grant or extend any security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Neither CGI, WebSourced, Cherish nor Webcapades Acquisition Sub is subject to any obligation or requirement to provide funds for, or to make any investment (in the form of a loan or capital contribution) to or in any Person. All of the issued and outstanding shares of CGI Common Stock were issued in compliance in all material respects with all applicable federal and state securities laws. The authorized capital stock of Webcapades Acquisition Sub consists of 10,000 shares of common stock, $0.01 par value per share, 100 of which are duly authorized, validly issued and fully paid and non-assessable, and all of which are, and at the Closing Date will be, owned by CGI free and clear of any Liens.

5.3 Authorization; Enforceability. Each of CGI and Webcapades Acquisition Sub has the corporate power and authority to execute, deliver and perform this Agreement and the other Documents to which it is a party. The execution, delivery and performance of this Agreement and the other Documents to which it is a party and the consummation of the transactions contemplated herein and therein have been duly authorized and approved by each of CGI and Webcapades Acquisition Sub, and no other action on the part of any of them is necessary in order to give effect thereto. This Agreement and each of the other Documents to be executed and delivered by each of CGI and Webcapades Acquisition Sub have been duly executed and delivered by, and constitute the legal, valid and binding obligations of, each of them, enforceable against each of them, in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

5.4 No Violation or Conflict. None of (a) the execution and delivery by CGI and Webcapades Acquisition Sub of this Agreement and the other Documents to be executed and delivered by each of CGI and Webcapades Acquisition Sub, (b) consummation by each of CGI and Webcapades Acquisition Sub of the transactions contemplated by this Agreement and the other Documents, or (c) the performance of this Agreement and the other Documents required by this Agreement to be executed and delivered by each of CGI and Webcapades Acquisition Sub at the Closing, will (1) conflict with or violate the Articles of Incorporation or By-Laws of any of them, (2) conflict with or violate any Law, Order or Permit applicable to any of them, or (3) conflict with or violate any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease or other instrument or obligation to which any of them is a party or by which any of their respective properties may be bound or affected.

5.5 Governmental Consents and Approvals. The execution, delivery and performance of this Agreement and the other Documents by each of CGI and Webcapades Acquisition Sub do not and will not require any consent, approval, authorization, Permit or other order of, action by, filing with or notification to, any Governmental Authority.

5.6 Litigation. There is no suit, action, arbitration, claim, governmental or other proceeding before any Governmental Authority pending or, to the Knowledge of CGI, threatened, against CGI, WebSourced, Cherish or Webcapades Acquisition Sub.

5.7 Interim Operations. Webcapades Acquisition Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, and have engaged in no other business activities and have conducted their operations only as contemplated in this Agreement.

5.8 Brokers. Neither CGI nor Webcapades Acquisition Sub has employed any financial advisor, broker or finder, and neither CGI nor Webcapades Acquisition Sub has incurred and will not incur any broker's, finder's, investment banking or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement.

5.9 Financing. The financing for the Cash Consideration has been obtained and is satisfactory to CGI.

5.10 Material Information. All material information concerning CGI, WebSourced, Cherish and Webcapades Acquisition Sub has been provided to the Stockholders.

5.11 Stock Consideration. If for any reason a registration statement filed with the SEC covering the Stock Consideration does not become effective within one year after the Closing Date, then following such one year anniversary of the Closing Date the Stock Consideration may be sold or transferred in accordance with Rule 144 promulgated under the Securities Act of 1933, as amended.

                                   ARTICLE VI
                                    COVENANTS

6.1 Performance. Subject to the terms and conditions provided in this Agreement, each of the Parties shall use its respective reasonable best efforts in good faith to take or cause to be taken as promptly as practicable all reasonable actions that are within its power to cause to be performed and fulfilled those of the conditions precedent to its obligations to consummate the transactions contemplated by this Agreement that are dependent upon its actions, including obtaining all necessary approvals, to the end that the transactions contemplated hereby will be fully and timely consummated.

6.2 Regulatory and Other Authorizations; Notices and Consents.

(a) Each of the Parties will use its best efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the other Documents and will cooperate fully with each of the Parties in promptly seeking to obtain all such authorizations, consents, orders and approvals.

(b) Each of the Parties shall give promptly such notices to third parties and use its best efforts to obtain such third party consents and estoppel certificates as the Parties may deem necessary or desirable in connection with the consummation of the transactions contemplated by this Agreement and the other Documents. The Parties shall cooperate with each other and use all reasonable efforts to assist in giving such notices and obtaining such consents and estoppel certificates.

6.3 Notification. From the date this Agreement is signed by the Parties until the Closing, each Party to this Agreement shall promptly notify the other Parties in writing of the occurrence, or pending or threatened occurrence, of
(a) any event that would constitute a breach or violation of this Agreement by any Party or that could reasonably be anticipated to cause any representation or warranty made by the notifying Party in this Agreement to be false or misleading in any respect (including without limitation, any event or circumstance which would have been required to be disclosed on the applicable disclosure Schedule if such event or circumstance occurred or existed on or prior to the date of this Agreement), and (b) all other material developments affecting the assets, Liabilities, business, financial condition, operations, results of operations, customer or supplier relations, employee relations, projections or prospects of such Party. Any such notification shall not limit or alter any of the representations, warranties or covenants of the parties set forth in this Agreement nor any rights or remedies a Party may have with respect to a breach of any representation, warranty or covenant.

6.4 Conduct of Business Pending Closing.

(a) At all times prior to the Closing Date, Webcapades covenants and agrees that it shall conduct the Business only in the ordinary course of its Business consistent with past practices, and Webcapades shall use its commercially reasonable efforts consistent with past practices to preserve intact the Business and to keep available satisfactory relationships with suppliers, customers and others having business relationships with it, excepting only that the Stockholders shall be permitted to cause Webcapades to transfer, assign, release or otherwise dispose of the following assets:

(1) cash in excess of that required for Webcapades to comply with Section 4.26;

(2) two Promissory Notes receivable - Ozona Online Network, Inc., totaling $150,000.00, as of June 30, 2004;

(3) a certain Promissory Note receivable - William L. Mitchell and Sharon Mitchell for $62,984.96 as of June 30, 2004;

(4) a certain Note Receivable - Dennison & King P.L. for $94,218.00 as of June 30, 2004;

(5) an Investment in Mandalay 669, LLC for $350,000.00; and

(6) a Lincoln SUV.

Except in regard to clauses 6.4(a)(1) through 6.4(a)(6) listed above, from the date of this Agreement until the Closing Date there shall not be any material increases or decreases in compensation, capital expenditures, asset sales or affiliate transactions involving Webcapades and/or the Stockholders, nor shall there be any unusual cash withdrawals, unusual payments, unusual contracts or contract provisions, or other unusual transactions or business practices involving Webcapades and/or the Stockholders.

(b) At all times prior to the Closing Date, except as otherwise set forth in this Agreement Webcapades Acquisition Sub covenants and agrees that it will not, directly or indirectly, conduct any business or incur any Liabilities (contingent or otherwise).

(c) Webcapades and the Stockholders agree that during the period from the date of signing of this Agreement until the Closing Date, Webcapades and the Stockholders shall refrain from entering into, participating in, or responding to, any other negotiations, discussions, contracts, letters of intent, or other arrangements of any nature with any third parties (other than CGI) regarding a disposition of Webcapades' Business or assets, the sale of the stock of
Webcapades,  or any other  actions  which  might  have the  effect of  impeding, delaying or making more costly the Merger, provided, however, that this agreement shall no longer be legally binding upon Webcapades and the Stockholders if the Closing has not occurred by August 31, 2004.


                                   ARTICLE VII
                               EMPLOYMENT MATTERS

7.1 Current Employees. On the Closing Date, there will be no changes in the employment status, or in the terms and conditions of employment, of the employees of Webcapades Surviving Corporation prior to the Merger, except as follows:

(a) the aggregate annual base salary of each current employee of Webcapades shall be adjusted as set forth in the Employee Salaries Letter; and

(b) On or before the Closing Date, Scott and Kristi shall enter into Employment Agreements in the forms of Exhibits 7.1(b)(1) and 7.1(b)(2), respectively.

7.2 Management of Surviving Corporation. Scott and CGI mutually acknowledge and agree that they intend for Scott, as the President and Chief Executive Officer of Cherish and of Webcapades Surviving Corporation, to manage and control the day-to-day operations of Cherish and Webcapades Surviving Corporation pursuant to the Articles of Incorporation and Bylaws of Cherish and Webcapades Surviving Corporation, respectively, but subject to the overall control of the Boards of Directors of Cherish and Webcapades Surviving Corporation, respectively. Without limiting the generality of the foregoing:

(a) Scott and CGI mutually acknowledge and agree that they intend for Scott, as the President and Chief Executive Officer of Cherish and Webcapades Surviving Corporation , to have control over day-to-day business operations of Cherish and Webcapades Surviving Corporation, including primary authority regarding the hiring and firing of personnel, marketing strategy, pricing and other product and service strategies; but

(b) Scott and CGI also mutually acknowledge and agree: that they intend for the Boards of Directors of Cherish and Webcapades Surviving Corporation to establish and communicate to Scott, as the President and Chief Executive Officer of Cherish and Webcapades Surviving Corporation, from time to time, management controls representing policies established by such Boards of Directors; and that, without limiting the generality of the foregoing, neither Cherish, Webcapades Surviving Corporation, nor any of their respective subsidiaries may take or agree to take, and Scott shall not cause, assist nor participate in any fashion in Cherish, Webcapades Surviving Corporation, or any of their respective subsidiaries taking or agreeing to take, any of the following actions, without the prior express approving vote of the Board of Directors of Cherish or Webcapades Surviving Corporation, as applicable:

(1) amend the Articles of Incorporation or By-laws of Cherish or Webcapades Surviving Corporation;

(2) wind-up, liquidate, dissolve or reorganize Cherish or Webcapades Surviving Corporation, or adopt a plan or proposal contemplating any of the foregoing;

(3) approve the annual budget of Cherish or Webcapades Surviving Corporation for any fiscal year, or approve any course of action which is likely to cause Cherish or Webcapades Surviving Corporation to materially deviate from its budget;

(4) elect or remove corporate officers of Cherish or Webcapades Surviving Corporation;

(5) change the base or bonus compensation structure of any of the senior management level employees of Cherish or Webcapades Surviving Corporation;

(6) enter into, modify or terminate any employment agreements, severance agreements, profit sharing plans, pension plans, or similar agreements with any employee of or consultant to Cherish or Webcapades Surviving Corporation;

(7) issue securities of Cherish or Webcapades Surviving Corporation, including debt or equity securities, options, rights or warrants, or any other securities which are convertible into or exchangeable for shares of common or preferred stock of Cherish or Webcapades Surviving Corporation;

(8) register any securities of Cherish or Webcapades Surviving Corporation;

(9) merge, consolidate or combine Cherish or Webcapades Surviving Corporation with any other corporation, partnership or other entity;

(10) sell assets of Cherish or Webcapades Surviving Corporation, other than in the ordinary course of business;

(11) purchase, sell, lease, acquire or dispose of stock or assets valued at $25,000 or more, including acquiring another company, division or line of business (other than matters provided for in Cherish's or Webcapades Surviving Corporation's annual budget approved in accordance with this Section);

(12) declare or pay any dividends or any other distribution in respect of any securities of Cherish or Webcapades Surviving Corporation, or redeem, acquire or retire any securities;

(13) make or commit to make during any fiscal year capital expenditures or capital leases (other than capital expenditures and capital leases provided for in Cherish's or Webcapades Surviving Corporation's annual budget approved in accordance with this Section) which, in the aggregate, exceed $25,000;

(14) enter into any contract, commitment or arrangement of any nature with any corporation, partnership or other entity directly or indirectly owned or controlled by, or an Affiliate of, any employee of Cherish or Webcapades Surviving Corporation, or by any relative of any employee of Cherish or Webcapades Surviving Corporation;

(15) create any committee of the Board of Directors, or change a committee of the Board of Directors, of Cherish or Webcapades Surviving Corporation;

(16) borrow, issue bonds or notes, or otherwise incur debt or guarantee any debt (other than accounts payable incurred in the ordinary course of business, and any borrowing, issuance of bonds or notes, or other debt or guarantees of any debt provided for in Cherish's or Webcapades Surviving Corporation's annual budget approved in accordance with this Section);

(17) mortgage, pledge, grant a security interest, or otherwise encumber the assets of Cherish or Webcapades Surviving Corporation (other than any mortgage, pledge, grant of security interest, or other encumbrance provided for in Cherish's or Webcapades Surviving Corporation's annual budget approved in accordance with this Section);

(18) initiate or settle any lawsuit or arbitration proceeding involving Cherish or Webcapades Surviving Corporation, other than actions to collect debts owed to Cherish or Webcapades Surviving Corporation;

(19) retain independent certified public accountants to audit the books and financial records of Cherish or Webcapades Surviving Corporation;

(20) issue any press release of any type without the prior written approval of the Chief Executive Officer of CGI; or

(21) take any action referred to in clauses (1) through (20) above, inclusive, relating to any subsidiary of Cherish or Webcapades Surviving Corporation; and

(c) Scott will report directly to S. Patrick Martin, the President and Chief Executive Officer of WebSourced, or his successor.

7.3 Assistant Controller. Following the Closing Date, Cherish and Webcapades Surviving Corporation shall jointly hire a corporate Assistant Controller (the "Assistant Controller") jointly selected by Scott, as President and CEO of Cherish and of Webcapades Surviving Corporation, and by S. Patrick Martin, as the President and Chief Executive Officer of WebSourced. The Assistant Controller will be invited to attend all Cherish and Webcapades Surviving Corporation management meetings attended by the Controller of Cherish or the Controller of Webcapades Surviving Corporation, and the Assistant Controller will report to the Controller of Cherish, to the Controller of Webcapades Surviving Corporation, and, as requested, to the President and Chief Executive Officer and Chief Financial Officer of WebSourced.

                                  ARTICLE VIII
                             PRE-CLOSING ASSIGNMENTS

8.1 Sale and Assignment of Intellectual Property. The Stockholders hereby sell, convey, give, grant, assign and transfer to Webcapades any and all rights, titles and interests of any nature whatsoever which they may have in or to the ownership or use of any and all Intellectual Property and Web Sites used in or associated with Webcapades or the Business.

8.2 Sale and Assignment of All Internet Interests. The Stockholders hereby sell, convey, give, grant, assign and transfer to Webcapades any and all rights, titles and interests of any nature whatsoever, legal or beneficial, active or passive, which any of them may have in or to any other Person, business or Web Site involving the sale or provision of information, goods or services over the internet, it being expressly acknowledged and agreed by the Stockholders that it is the intent of the Parties and of this Agreement that following the Merger the Stockholders' only Business Interests in regard to on-line dating and personal relationships, or other businesses of any nature whatsoever involving the internet, will be their interests in CGI, WebSourced, Cherish and Webcapades Surviving Corporation.

                                   ARTICLE IX
                                     EARNOUT

9.1 Contingent Earnout. Following the Closing Date, the Merger Consideration may be increased as follows: The Stockholders are entitled to earn a payment in cash (the "Earnout") contingent upon the aggregate pre-tax earnings of the Scott Managed Businesses during the Earnout Period as certified by CGI's independent certified public accountants (the "Certified Aggregate Earnout Period Pre-Tax Earnings of the Scott Managed Businesses"), per the following schedule:

                  Certified Aggregate Earnout Period
                  Pre-Tax Earnings of the
                  Scott Managed Businesses                    Earnout
                  Less than $4,000,000                              $0
                  Between $4,000,000 and $4,999,999           $100,000
                  Between $5,000,000 and $5,999,999           $200,000
                  Between $6,000,000 and $6,999,999           $300,000
                  Between $7,000,000 and $7,999,999           $400,000
                  $8,000,000 or more                          $500,000

The Earnout shall be paid within ten (10) days following the receipt by CGI from CGI's independent certified public accountants of the Certified Aggregate Earnout Period Pre-Tax Earnings of the Scott Managed Businesses. CGI will use its best efforts to ensure that CGI's independent public accountants deliver the Certified Aggregate Earnout Period Pre-Tax Earnings of the Scott Managed Businesses no later than 60 days after the end of the Earnout Period. In calculating the Certified Aggregate Earnout Period Pre-Tax Earnings of the Scott Managed Businesses (a) the aggregate net increase in employees' salaries and benefits contemplated by Section 7.1, (b) the aggregate salary and benefits of the Assistant Controller contemplated to be hired under Section 7.3, and (c) the aggregate costs in regard to new perks for Webcapades' employees (e.g. free lunches) that are required/requested by WebSourced, shall be added back, dollar-for-dollar, into such earnings to the effect that such calculation will be made as if such increases in employee salaries, benefits and perks had not occurred.

                                    ARTICLE X
                               REGISTRATION RIGHTS

10.1 Filing of Registration Statement. The Stock Consideration will be unregistered, restricted stock and shall constitute restricted securities as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended. For purposes of calculating the one-year hold period in regard to said Rule 144, such period shall commence at the Effective Time. The Stock Consideration will be unregistered, restricted stock. CGI hereby agrees and covenants that it will file a registration statement (the "Registration Statement") with the SEC, covering the Stock Consideration and other shares of CGI Common Stock, no later than December 31, 2004, and that CGI will use good faith efforts to cause the Registration Statement to be declared effective by the SEC as soon as practicable thereafter.

                                   ARTICLE XI
                         CONDITIONS PRECEDENT TO CLOSING

11.1 Conditions Precedent to the Obligations of the Parties. The obligation of each of the Parties to consummate the transactions described in this Agreement shall be subject to the fulfillment on or before the Closing of the following conditions precedent, each of which may be waived by a Party in its sole discretion:

(a)   Representations,   Warranties  and  Covenants  of  the   Stockholders  and
Webcapades. The representations and warranties of the Stockholders and Webcapades contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing Date, other than such representations and warranties that are expressly made as of another date, and the covenants and agreements contained in this Agreement to be complied with by the Stockholders and Webcapades on or before the Closing shall have been complied with, and CGI and Webcapades Acquisition Sub shall have received a certificate from the Stockholders and Webcapades to such effect signed by the Stockholders and by a duly authorized officer of Webcapades.

(b) Representations, Warranties and Covenants of CGI and Webcapades Acquisition Sub. The representations and warranties of each of CGI and Webcapades Acquisition Sub contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects as of the Closing, with the same force and effect as if made as of the Closing Date, other than such representations and warranties that are expressly made as of another date, and the covenants and agreements contained in this Agreement to be complied with by CGI and Webcapades Acquisition Sub on or before the Closing shall have been complied with, and Webcapades shall have received a certificate to such effect signed by a duly authorized officer of CGI and Webcapades Acquisition Sub.

(c) No Adverse Change of Webcapades. No events or conditions shall have occurred which individually or in the aggregate, have had, or may reasonably be anticipated to give rise to any Material Adverse Effect on Webcapades.

(d) No Adverse Change of CGI, WebSourced, Cherish or Webcapades Acquisition Sub. No events or conditions shall have occurred which individually or in the aggregate, have had, or may reasonably be anticipated to give rise to any Material Adverse Effect on CGI, WebSourced, Cherish or Webcapades Acquisition Sub.

(e) Governmental Approvals. Any and all approvals from Governmental Authorities required for the lawful consummation of the transactions contemplated by this Agreement and the other Documents shall have been obtained. The Articles of Merger and Plan of Merger shall have been filed with the Department of State of the State of Florida.

(f) Consents. Any and all needed consents and approvals from third parties for the consummation of the transactions contemplated by this Agreement and the other Documents shall have been obtained, including but not limited to the consent of Webcapades' landlord Dallas XXIX Corporate Square, L.P. and Webcapades' credit card processing company Humboldt Merchant Services.

(g) No Actions, Suits or Proceedings. No Order of any Court or Governmental Authority shall have been issued restraining, prohibiting, restricting or delaying, the consummation of the transactions contemplated by this Agreement and the other Documents. No Litigation shall be pending or, to the Knowledge of the Parties to this Agreement, threatened, before any Court or Governmental Authority to restrain, prohibit, restrict or delay, or to obtain damages or a discovery order in respect of this Agreement or the consummation of the transactions contemplated hereby. No insolvency proceeding of any character including without limitation, bankruptcy, receivership, reorganization, dissolution or arrangement with creditors, voluntary or involuntary, affecting Webcapades shall be pending, and Webcapades shall not have taken any action in contemplation of, or which would constitute the basis for, the institution of any such proceedings.

(h)  Webcapades  Shares.  The  Stockholders  shall  have  delivered   Webcapades
Certificates evidencing all of the Webcapades Shares to CGI.

(i) Merger Consideration. CGI shall have delivered the Merger Consideration in accordance with Exhibit 2.6.

(j) Closing Documents. Each Party shall have delivered to the other Parties, as applicable, the resolutions, certificates, documents and instruments set forth below:

(1) a copy of the resolutions duly, validly and unanimously adopted by the Boards of Directors and stockholders of Webcapades, CGI and Webcapades Acquisition Sub, certified by the corporate secretary of the applicable entity, authorizing and approving the execution and delivery and performance of this Agreement and the other Documents and the transactions contemplated hereby and thereby;

(2) the corporate minute books and stock record books of Webcapades shall have been delivered to Webcapades Acquisition Sub, as applicable; and

(3) such other Documents and instruments as a Party or its counsel may reasonably request.

(k) Audited Financial Statements. Poulos & Bayer, Ltd. shall have delivered to CGI audited financial statements of Webcapades for 2002, 2003 and the first half of 2004, prepared in accordance with GAAP, and accompanied by a signed, unqualified opinion of Poulos & Bayer, Ltd. (the "Audited Webcapades Financial Statements"), and an audited balance sheet of Webcapades as of June 30, 2004 (the "Audited Webcapades Balance Sheet"), and such Audited Webcapades Financial Statements and Audited Webcapades Balance Sheet shall be consistent, in CGI's sole discretion, with the Unaudited Webcapades Financial Statements and Unaudited Webcapades Balance Sheet which have previously been provided to CGI. Within 5 days after completion of said audit or at least 5 days prior to the Closing Date, CGI shall notify Scott that the condition specified in this subsection has been met.

(l) Cash in Excess of Liabilities. Webcapades shall demonstrate to CGI and Webcapades Acquisition Sub that on the Closing Date Webcapades' aggregate cash in its checking and savings accounts exceeds by at least Seven Hundred Thousand Dollars ($700,000) the aggregate amount of Webcapades' Indebtedness and Liabilities on the Closing Date (or, at Webcapades' election, the Cash Consideration may be adjusted downward in accordance with Section 2.10).

(m) Due Diligence. CGI shall have completed its due diligence investigation of Webcapades (including without limitation an examination of corporate books and records, financials, historical operations, management, business practices, computer systems, prospects, legal, tax, ERISA and other matters), and the results of such investigation shall be satisfactory to CGI in its sole discretion. At least 5 days prior to the Closing Date, CGI shall notify Scott that the condition specified in this subsection has been met.

(n) Financing. CGI shall have successfully raised the $3.5 million Cash Consideration on terms and conditions acceptable to CGI in its sole discretion. At least one day prior to the Closing Date, CGI shall notify the Stockholders that the condition specified in this subsection has been met, and shall identify the name(s) and address(es) of the Person(s) providing said financing.


                                   ARTICLE XII
                                 INDEMNIFICATION

12.1 Survival of Representations, Warranties and Covenants. The representations and warranties contained in this Agreement shall survive as follows until the expiration of the applicable statute of limitations. All covenants and agreements contained in this Agreement (and in the corresponding covenants and agreements set forth in any of the Documents) shall survive the Closing and continue in full force until fully performed in accordance with their terms.

12.2 Indemnification.

(a) The Stockholders agree to, jointly and severally, indemnify and hold harmless CGI and Webcapades Acquisition Sub, and each of their respective successors and assigns, together with all of their officers and directors, from and against any and all losses, damages, liabilities, obligations, costs or expenses (any one such item being herein called a "Loss" and all such items being herein collectively called "Losses") which are caused by or arise out of
(1) any breach or default in the performance by the Stockholders or Webcapades of any covenant or agreement of the Stockholders or Webcapades contained in this Agreement; (2) any material breach of warranty or inaccurate or erroneous representation made by the Stockholders or Webcapades herein, in this Agreement or in any Schedule (including the Disclosure Schedule) delivered to CGI or Webcapades Acquisition Sub pursuant hereto or in any certificate or other instrument delivered by or on behalf of the Stockholders or Webcapades pursuant hereto; and (3) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees) arising out of the foregoing, if and to the extent that such aggregate Losses exceed an aggregate of Fifty Thousand Dollars ($50,000). Without limiting the generality of the immediately preceding sentence, the Stockholders shall fully indemnify and hold harmless CGI and Webcapades Acquisition Sub from and against all Claims of Any Nature regarding Webcapades created or incurred prior to the Closing other than the Approved Liabilities ("Unapproved Liabilities") until the applicable statutes of limitations expire in regard to such liabilities if such aggregate Unapproved Liabilities exceed Fifty Thousand Dollars ($50,000). If Webcapades has aggregate Losses and/or Unapproved Liabilities which exceed $50,000, then CGI shall be permitted to apply and offset, dollar-for-dollar, the amount of such aggregate Losses and/or Unapproved Liabilities against the unpaid portion of the Notes and/or against the Earnout, in each case on a pro rata basis.

(b) CGI and Webcapades Acquisition Sub, and agree to, jointly and severally, indemnify and hold harmless the Stockholders and each of their respective successors and assigns, from and against any and all Losses which are caused by or arise out of (1) any material breach or default in the performance by CGI or Webcapades Acquisition Sub of any covenant or agreement of CGI, WebSourced, Cherish or Webcapades Acquisition Sub contained in this Agreement; (2) any material breach of warranty or inaccurate or erroneous representation made by CGI or Webcapades Acquisition Sub herein, in this Agreement or in any Schedule delivered to the Stockholders or Webcapades pursuant hereto or in any certificate or other instrument delivered by or on behalf of CGI or Webcapades Acquisition Sub pursuant hereto; and (3) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees) arising out of the foregoing, if and to the extent that such aggregate Losses exceed an aggregate of Fifty Thousand Dollars ($50,000).

(c) Any indemnified party seeking indemnification hereunder shall give to the party obligated to provide indemnification to such indemnified party a notice describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and shall include in such notice the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed pursuant hereto or in connection herewith upon which such claim is based. After the giving of any notice pursuant hereto, the amount of indemnification to which an indemnified party shall be entitled under this
Article XII shall be determined by the written agreement between the indemnified party and the indemnifying party or by a final judgment or decree of any Court of competent jurisdiction.

12.3 Third Party Claim. If any third person asserts a claim against an indemnified party hereunder that, if successful, might result in a claim for indemnification against any indemnifying party hereunder, the indemnifying party shall be given prompt written notice thereof and shall have the right (a) to participate in the defense thereof and be represented, at this or its own expense, by advisory counsel selected by it, and (b) to approve any settlement if the indemnifying party is, or will be, required to pay any amounts in connection therewith. Notwithstanding the foregoing, if within ten (10) Business Days after delivery of the indemnified party's notice described above, the indemnifying party indicates in writing to the indemnified party that, as between such parties, such claims shall be fully indemnified for by the indemnifying party as provided herein, then the indemnifying party shall have the right to control the defense of such claim, provided that the indemnified party shall have the right (1) to participate in the defense thereof and be represented, at his or its own expenses, by advisory counsel selected by it, and
(2) to approve any settlement if the indemnified party's interests are, or would be, affected thereby, which approval shall not be unreasonably withheld, conditioned or delayed. ARTICLE XIII WARRANTS

13.1 Issuance of Warrants. At the Closing, Scott shall be issued warrants to purchase CGI Common Stock in accordance with the following terms and conditions:

Number
of           Exercise  Vesting              Expiration
Shares       Price       Date                  Date                 Conditions
50,000       (1)       1st anniversary     5th anniversary        (4), (5), (6)
                       of the Closing Date of the Closing Date
50,000       (2)       2nd anniversary     6th anniversary        (4), (5), (6)
                       of the Closing Date of the Closing Date
50,000       (3)       3rd anniversary     7th anniversary        (4), (5), (6)
                       of the Closing Date of the Closing Date

(1) Closing price per share of CGI Common Stock on the last trading day prior to the Closing Date.

(2) Closing price per share of CGI Common Stock on the last trading day prior to the first anniversary of the Closing Date.

(3) Closing price per share of CGI Common Stock on the last trading day prior to the second anniversary of the Closing Date.

(4) Such warrants shall be evidenced by the typical form of Warrant Agreement used by CGI, and all terms and conditions of such form of Warrant Agreement shall apply to and limit such warrants (for example, and without limiting the generality of the foregoing: as in the case of all warrants granted by CGI including those issued or to be issued to Gerard M. Jacobs and S. Patrick Martin, the number of shares covered by such warrants, and the strike price per share of such warrants, shall be appropriately adjusted to reflect any and all stock splits, stock dividends, and other corporate events following the date of issuance of such warrants).

(5) Such warrants shall not become vested and therefore cannot be exercised until the vesting date of such warrants, and such warrants shall terminate immediately in the event that Scott is not continuously employed by a subsidiary of CGI, for any reason, from the Closing Date until the vesting date of such warrants.

(6) Such warrants shall terminate if not exercised within thirty (30) days following Scott's last day of employment by a subsidiary of CGI.


                                   ARTICLE XIV
                                   TERMINATION

14.1 Termination.

(a) Either Party shall have the right to terminate this Agreement in the event that one of the conditions precedent to Closing set forth in Section 11.1 cannot be met.

(b) This Agreement shall terminate if the Closing does not occur by August 31, 2004, unless such date is extended by mutual agreement of the Parties.

14.2 Refundable Earnest Money Deposit Check.

(a) If this Agreement is terminated for any reason, then the $350,000 Refundable Earnest Money Deposit Check being held by eBizBrokers shall be immediately returned to WebSourced, uncashed.

(b) If this Agreement proceeds to a successful Closing, then the $350,000 Refundable Earnest Money Deposit Check being held by eBizBrokers shall be endorsed over from the eBizBrokers Client Escrow Account into the client escrow account of the law firm at whose offices the Closing takes place, and such $350,000 shall be applied toward and credited against the Cash Consideration.

                                   ARTICLE XV
                                 TAX ALLOCATIONS

15.1 Tax Allocations. Until the Closing Date, Webcapades will continue to operate as a "Sub S" corporation, whose income is taxed at the shareholder level. Following the Closing, Webcapades Surviving Corporation will operate as a "C corp", whose income is taxed at the corporate level. Without limiting the generality of Sections 4.15 and 4.27, the Stockholders expressly acknowledge and agree that they will be jointly and severally liable for the due and timely payment of all income taxes arising from the operating of Webcapades prior to the Closing Date.

                                   ARTICLE XVI
                                  MISCELLANEOUS

16.1 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving Party's address set forth below or to such other address as a Party may designate by notice hereunder, and shall be either (a) delivered by hand, (b) made by facsimile transmission, (c) sent by recognized overnight courier, or (d) sent by certified mail, return receipt requested, postage prepaid.

                  If to CGI or Webcapades Acquisition Sub to:
                                        CGI Holding Corporation
                                        520 Lake Cook Road, Suite 690
                                        Deerfield, IL  60015
                                        Attn: Gerard M. Jacobs

                  With a copy to:       Craig E. Behrenfeld
                                        Barnett, Bolt, Kirkwood, Long & McBride
                                        601 Bayshore Blvd.
                                        Suite 700
                                        Tampa, FL  33606

                  And with a copy to:   WebSourced, Inc.
                                        300 Perimeter Park Drive, Suite D
                                        Morrisville, NC  27560
                                        Attn:  S. Patrick Martin

                  If to the Stockholders or Webcapades:
                                        Scott P. Mitchell
                                        Webcapades, Inc.
                                        28050 US 19 N
                                        Clearwater, FL  33761

                  With a copy to:       Law Offices of Nicholas Taldone
                                        2536 Countyside Blvd.
                                        Clearwater, FL  33763
                                        Attention:  Nicholas Taldone


All notices, requests, consents and other communications hereunder shall be deemed to have been delivered (1) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (2) if sent by facsimile transmission, at the time receipt has been acknowledged by electronic confirmation or otherwise, (3) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (4) if sent by certified mail, on the fifth (5th) Business Day following the day such mailing is made.

16.2 Entire Agreement. This Agreement and the other Documents embody the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in the Documents shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

16.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

16.4 Assignment. Neither this Agreement, nor any right hereunder, may be assigned by any of the Parties without the prior written consent of the other Parties.

16.5 Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all Parties hereto.

16.6 Waivers. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the Party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent. No failure or delay by a Party in exercising any right, power or remedy under this Agreement, and no course of dealing between the Parties hereto, shall operate as a waiver of any such right, power or remedy of the Party. No single or partial exercise of any right, power or remedy under this Agreement by a Party, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such Party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a Party shall not constitute a waiver of the right of such Party to pursue other available remedies. No notice to or demand on a Party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

16.7 No Third Party Beneficiary. Except as otherwise provided herein, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the Parties and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement. Notwithstanding the foregoing, the indemnified entities and persons referred to in Article XII are expressly acknowledged to be third party beneficiaries of this Agreement.

16.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

16.9 Publicity. Neither Webcapades nor the Stockholders shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of CGI, except as may be required by Law. Neither CGI, WebSourced, Cherish or Webcapades Surviving Corporation shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of Scott, except as required by Law. CGI and Scott shall cooperate in regard to the timing and contents of any press release or public announcement which CGI and/or Scott or Webcapades acting through Scott shall decide to make.

16.10 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the Law of the State of Illinois without giving effect to the conflict of law principles thereof.

16.11 Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, either manually or via facsimile transmission of signatures, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

16.12 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

16.13 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred.

16.14 Further Assurances. At any time and from time to time after the Closing Date each Party shall execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation as may be reasonably requested in order to more effectively carry forth the terms and conditions of this Agreement and the Documents.

16.15 Arbitration. Any controversy, dispute or claim arising out of or in connection with this Agreement shall be settled by final and binding arbitration to be conducted by an arbitration tribunal in Chicago, Illinois, pursuant to the rules of the American Arbitration Association. The arbitration tribunal shall consist of one arbitrator. If the parties cannot agree on the arbitrator, the office of the American Arbitration Association in Chicago, Illinois shall make the necessary appointment. The decision or award of the arbitrator shall be final, and judgment upon such decision or award may be entered in any competent court or application may be made to any competent court for judicial acceptance of such decision or award and an order of enforcement. In the event of any procedural matter not covered by the aforesaid rules, the procedural law of the State of Illinois shall govern. Notwithstanding the agreement to arbitrate contained in this Section 16.15, any party may apply to any court having jurisdiction to enforce this Agreement to seek provisional injunctive relief so as to maintain the status quo until the arbitration award is rendered or the dispute is otherwise resolved.

16.16 Incorporation by Reference. Each Exhibit and Schedule to this Agreement is hereby incorporated into this Agreement by reference thereto, with the same legally binding force and effect as if such Exhibit or Schedule were fully set forth herein.

IN WITNESS WHEREOF, the parties hereto have each executed and delivered this


Agreement as of the day and year first above written.

                                        CGI HOLDING CORPORATION

                                        By:
                                        Name:
                                        Title:


                                        WEBCAPADES ACQUISITION SUB, INC.
                                        By:
                                        Name:
                                        Title:

                                        WEBCAPADES, INC.
                                        By:
                                        Name:
                                        Title:

     Scott P. Mitchell, in his individual capacity and in his capacity as a
                 Stockholder, director and officer of Webcapades

     Kristine E. Mitchell, in her individual capacity and in her capacity as a Stockholder and officer of Webcapades

                                    EXHIBIT 1
                             Form of Promissory Note

                                 PROMISSORY NOTE

                       $________________ August 19, 2004
                            Deerfield, Illinois 60015

     The undersigned, CGI HOLDING CORPORATION ("CGI"), a Nevada corporation, for value received, hereby promises to pay to the order of
__________________________________                 ("Payee"),                 at
___________________________________________________________________  (or at such other place as may be designated by the holder hereof to CGI from time to time),
the                     principal                     sum                     of
________________________________________________________________         DOLLARS
($________________________) (the "Principal Sum") as hereinafter provided.

CGI shall pay Payee the  Principal  Sum in  twenty-four  (24) equal  consecutive
monthly                                payments                               of
___________________________________________________________________      DOLLARS
($________________________) commencing on September 19, 2004.

The Principal Sum shall not bear interest so long as CGI is not in default hereunder.

This Promissory Note may be voluntarily prepaid by CGI without any penalty or premium, in whole or in part, at any time or times.

CGI will be in default if any of the following happens: (a) CGI fails to make any payment when due, and such default continues for more than five (5) days after receipt by CGI of written notice of non-payment; (b) CGI becomes insolvent, a receiver is appointed for any part of CGI's property, CGI makes an assignment for the benefit of creditors, or any proceeding is commenced by CGI or against CGI under any bankruptcy or insolvency laws, (c) Gerard M. Jacobs is no longer Chief Executive Officer of CGI and his successor is not approved in writing by Scott P. Mitchell, or (d) a majority of the Board of Directors of CGI is elected by person(s) who have acquired their shares of Common Stock of CGI in a "change of control" transaction that is not approved in writing by Scott P. Mitchell.

Upon default, the unpaid portion of the Principal Amount not paid immediately by CGI to Payee shall bear a default rate of interest, commencing on and as of the date of such default to and including the date such defaulted amount is repaid in full, at a rate of twenty percent (20%) per annum, compounded daily. Notwithstanding anything elsewhere contained herein to the contrary, the rate of interest payable hereunder shall in no event exceed the maximum lawful rate which may be charged under applicable law.

CGI hereby waives diligence, presentment, demand, protest and notice of every kind whatsoever, except written notice of non-payment. The failure of the holder hereof to exercise any of his rights hereunder in any particular instance shall not constitute a waiver of the same or of any other right in that or any subsequent instance. The holder shall not, by any act of omission or commission, be deemed to waive any of his rights or remedies hereunder or in connection herewith unless such waiver shall be in writing and signed by the holder, and then only to the extent specifically set forth therein. A waiver of one event shall not be construed as continuing or as a bar to or a waiver of such right or remedy of or on a subsequent event.

This Promissory Note is made under and governed by, and shall be construed and enforced in accordance with, the laws of the State of Illinois without regard to conflict of laws principles. This Promissory Note shall be binding upon the successors of CGI.

THIS PROMISSORY NOTE IS ONE OF THE "NOTES" AS DEFINED IN THAT CERTAIN AGREEMENT DATED AS OF AUGUST 19, 2004, BY AND AMONG CGI, WEBCAPADES ACQUISITION SUB, INC., AND WEBCAPADES, INC., AND THE UNPAID PORTION OF THE PRINCIPAL SUM HEREUNDER IS SUBJECT TO A PRO RATA OFFSET (NON-PAYMENT) AGAINST ALL OF SUCH "NOTES", DOLLAR-FOR-DOLLAR, IN REGARD TO CERTAIN "LOSSES" AND/OR "UNAPPROVED LIABILITIES" AS DEFINED IN SAID AGREEMENT, ALL SUBJECT TO THE TERMS AND CONDITIONS OF SECTION
12.2 OF SAID AGREEMENT. THE FORUM AND JURISDICTION FOR ANY CLAIMS BROUGHT BY PAYEE UNDER THIS PROMISSORY NOTE ARE THE APPROPRIATE COURTS LOCATED IN PINELLAS COUNTY, FLORIDA AND CGI CONSENTS TO THE JURISDICTION AND VENUE OF SUCH COURTS, PROVIDED HOWEVER THAT IF CGI MAKES A CLAIM OR COUNTER-CLAIM FOR ANY OFFSET AGAINST ANY PAYMENTS OWING PAYEE UNDER THIS PROMISSORY NOTE AS PROVIDED IN
SECTION 12.2 OF SAID AGREEMENT, THEN THE DISPUTE RESOLUTION, VENUE AND JURISDICTION PROVISIONS OF SAID AGREEMENT SHALL SUPERSEDE AND APPLY AND CONTROL.


                                            CGI HOLDING CORPORATION


                                            By_____________________________
                                            Title____________________________



                                   EXHIBIT 2.2
                      Articles of Merger and Plan of Merger

                               ARTICLES OF MERGER
                            MERGING WEBCAPADES, INC.
                      INTO WEBCAPADES ACQUISITION SUB, INC.

Pursuant to the provisions of Section 607.1105 of the Florida Business Corporation Act, the undersigned corporations hereby deliver the following Articles of Merger for the purposes of merging WEBCAPADES, INC., a Florida corporation, into WEBCAPADES ACQUISITION SUB, INC., a Florida corporation.

1. A copy of the Plan of Merger adopted by the constituent corporations (the "Plan") is attached hereto as Exhibit A.

2. The merger of WEBCAPADES, INC., Inc., into WEBCAPADES ACQUISITION SUB, INC., shall be effective upon the filing of these Articles of Merger.

3. The Plan was adopted and approved by the directors and shareholders of WEBCAPADES, INC., on August 19, 2004.

4. The Plan was adopted and approved by the directors and shareholders of WEBCAPADES ACQUISITION SUB, INC., on August 19, 2004.



--------------------  -------------------------------
WEBCAPADES, INC.      WEBCAPADES ACQUISITION SUB, INC.


By:  __________________________________  By:  __________________________________
    Scott P. Mitchell, President   Date       Gerard M. Jacobs, President   Date
--------------------- ---------------------------------------------------------


                                    Exhibit A

                                 PLAN OF MERGER

This PLAN OF MERGER (this "Plan") is hereby adopted by CGI HOLDING CORPORATION, a Nevada corporation ("Parent"), WEBCAPADES ACQUISITION SUB, INC., a Florida corporation ("Sub"), and WEBCAPADES, INC., a Florida corporation ("Target"), for the purpose of merging Target with and into Sub pursuant to Section 607.1101 of the Florida Business Corporation Act (the "Act"). Sub is sometimes referred to herein as the "Surviving Corporation".

1. Merger. At the Effective Time (as defined herein), Target will be merged with and into Sub pursuant to and in accordance with the provisions of Section
607.1101 of the Act, in a transaction intended to qualify as a reorganization pursuant to Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Merger").

2. Treatment of Shares.

2.1 Target. At the Effective Time, the capital stock of Target issued and outstanding immediately prior to the Merger will, by virtue of the Merger and without any action on behalf of any party adopting this Plan, be converted into the right to receive, in the aggregate, (a) Three Million Five Hundred Thousand Dollars ($3,500,000); (b) that number of shares of common stock of Parent having an aggregate value of Four Million Dollars ($4,000,000), valued at the closing price per share of Parent's common stock on August 18, 2004; (c) promissory notes made payable by Parent in the aggregate principal amount of One Million Two Hundred Thousand Dollars ($1,200,000), and (d) the right to receive the Earnout Consideration, as that term is defined in the Agreement dated August 19, 2004, by and among Parent, Sub and Target with respect to the Merger (the "Agreement"); subject, in all cases, to adjustment pursuant to Section 2.10 of the Agreement. After the Effective Time, no shares of capital stock of Target will be deemed outstanding or will have any rights other than as set forth in this Section 2.1.

2.2 Sub. After the Effective Time, each share of Sub's currently issued and outstanding capital stock will remain outstanding and shall represent shares of issued and outstanding capital stock of the Surviving Corporation.

3. Articles of Incorporation. The Articles of Incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until amended; provided, however, that, effective as of the Effective Time, Article I of the Articles of Incorporation of Sub is hereby amended to read in its entirety as set forth below:

                                   "ARTICLE 1
                                      Name

               The name of this corporation is: Webcapades, Inc."

4. Bylaws. The Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be by the Bylaws of the Surviving Corporation, until amended.

5. Effect of Agreement. The parties adopting this Plan shall be bound by the terms and conditions of the Agreement. In the event of any inconsistency between the Agreement and this Plan, the provisions of this Plan shall control.

6. Effective Time. The Merger shall be effective upon the filing of Articles of Merger in accordance with the provisions of Section 607.1105 of the Act.


-----------------                       -------------------------------
WEBCAPADES, INC.                        WEBCAPADES ACQUISITION SUB, INC.


By:  ________________________________   By:  __________________________________
   Scott P. Mitchell, President  Date       Gerard M. Jacobs, President    Date
--------------------- ---------------------------------------------------------


                                   EXHIBIT 2.6
                  Merger Consideration; Allocation; Procedures

The holders of Webcapades Shares issued and outstanding immediately prior to the Effective Time (other than as set forth in Section 2.7), and certain assignees of portions of the Merger Consideration, shall be entitled to receive Merger Consideration in such amounts as set forth in the following Table, respectively, subject to adjustment in accordance with Section 2.10:

                                                         Merger Consideration

                                        Shares of       Principal
                                        CGI             Amount        Percentage
                                        Common          of the         of Earned
                         Cash           Stock           Notes           Earnout

Scott and Kristi         $ 3,185,000    1,695,238     $ 1,068,000           89%
     Mitchell,
     husband
     and wife, as
     tenants by the
     entireties
Katherine Dennison       $   35,000         19,048    $    12,000            1%
Gill, Devine and
     White PC -
     Escrow Account            None        190,476           None         None
eBizBrokers, Inc.        $  280,000           None      $ 120,000           10%
     Total               $3,500,000      1,904,762     $1,200,000        100.00%

The undersigned hereby certify to CGI and Webcapades Acquisition Sub that the foregoing respective allocations and payments of Merger Consideration will fully satisfy and settle all claims of Scott, Kristi, Katherine Dennison and eBizBrokers, Inc. to any portion of the Merger Consideration, intending to be legally bound hereby:

________________________________
Scott P. Mitchell

________________________________
Kristi Mitchell

________________________________
Katherine Dennison

eBizBrokers, Inc.

By______________________________
Title_____________________________

                               EXHIBIT 7.1(b)(1)
                          Employment Agreement (Scott)


                              EMPLOYMENT AGREEMENT
                               (Scott P. Mitchell)

THIS EMPLOYMENT AGREEMENT (this "Agreement"), effective as of August 19, 2004, is by and between Cherish.com, Inc., a North Carolina corporation ("Cherish"), Webcapades Acquisition Sub, Inc., a Florida corporation and the surviving corporation in the merger of Webcapades, Inc. with and into Webcapades Acquisition Sub, Inc. ("Webcapades"), and Scott P. Mitchell, an individual residing in Florida ("Executive").

WHEREAS, CGI Holding Corporation, is a publicly traded Nevada corporation ("CGI"), WebSourced is a North Carolina corporation and a wholly-owned subsidiary of CGI ("Websourced"), Cherish is a wholly-owned subsidiary of WebSourced, and Webcapades is a wholly-owned subsidiary of CGI;

WHEREAS, each of Cherish and Webcapades (collectively, the "Companies") desires to employ Executive as its President and Chief Executive Officer, and Executive desires to accept such employment, pursuant to the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, as well as for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Employment. Each of the Companies hereby employs Executive, and Executive hereby accepts such employment, in accordance with the terms and conditions hereinafter set forth.

2. Duties. Executive shall be employed as President and Chief Executive Officer of each of the Companies at their principal offices at 28050 US Highway 19 North, Clearwater, Florida, or at other offices designated by the Companies in Pinellas County, Florida, subject to such travel as the rendering of services hereunder may require, and Executive shall perform and discharge well and faithfully the duties which may be assigned to him from time to time by the Boards of Directors of the Companies in connection with the conduct of the Companies' businesses (collectively, the "Business"). Executive will report to the President and Chief Executive Officer of WebSourced. The duties shall be those that are customarily performed by an executive of such title in a company with similar revenues, together with such duties that may from time to time be requested provided such additional duties are reasonably related to the scope of employment of such Executive.

3. Extent of Services. Executive shall devote his entire time and best efforts to the Business and shall not, during the term of this Agreement, be engaged (whether or not during normal business hours) in any other business or professional activity; provided, however, that the provisions of this Section 3 shall not be construed as preventing Executive from engaging in a reasonable level of charitable activities nor investing his personal assets in businesses which do not compete with the CGI, WebSourced or the Companies, in such form or manner as will not require any services on the part of Executive in the operation or the affairs of the companies in which such investments are made and in which his participation is solely that of a passive investor.

4. Compensation. For all services rendered by Executive under this Agreement, the Companies shall jointly pay Executive for the period from and after the date of this Agreement through and including December 31, 2007, an annual base compensation in an amount equal to One Hundred Fifty Thousand Dollars ($150,000) per annum. Any bonuses paid to Executive during the term of his employment shall be solely within the discretion of the Boards of Directors of the Companies. Executive shall be paid in accordance with the customary payroll practices of the Companies, subject to such deductions and withholdings as may be required by law or agreed to by Executive. During the term of his employment, Executive shall be generally entitled to participate in Executive benefit plans or programs which are generally made available to Vice Presidents of Websourced, subject to all of the rules, regulations, terms and conditions applicable thereto ("Vice President Benefits"). A general summary of Websourced's Vice President Benefits as currently in effect is attached hereto as Attachment A. The Companies shall have the right at any time to put into place arrangements pursuant to which some or all of Executive's compensation and/or benefits set forth above shall be provided to Executive by or through Websourced or other companies affiliated with CGI and Websourced (rather than directly by the Companies), and Executive shall fully cooperate with such arrangements and shall promptly sign such documents and take all such other actions as shall be deemed necessary by the legal counsel for the Companies in order to facilitate such arrangements, provided that such arrangements shall not in any event reduce any of the compensation, benefits and perks to which Executive is entitled under this Agreement as of the signing hereof.

5. Term. This Agreement shall commence on the date first set forth above and shall continue until December 31, 2007, unless earlier terminated in accordance with Section 6 of this Agreement.

6. Termination of Employment.

(a) Death or Disability of Executive. The employment of Executive under this Agreement shall terminate upon his death or, at the option of the Companies, if Executive shall be prevented from fully performing his duties hereunder as a result of his disability or illness for a continuous period of one hundred eighty (180) days.

(b) By Relocation. In the event that Executive's duties require relocation to another geographic location, Executive declines to accept such transfer to such other geographic location and a suitable position cannot be arranged at Executive's current location (in Executive's sole discretion), then Executive shall be deemed terminated without cause effective 90 days after the notice to Executive of the request for relocation, and Executive shall only be entitled to be paid vacation pay and base salary earned or accrued through the date of termination, provided that this shall not affect Executive's right to receive any compensation or consideration under any other Agreement with the Companies or any of them.

(c) Termination "For Cause". The Companies shall have the right to terminate the employment of Executive under this Agreement "For Cause," as such term is defined below, at any time without further liability or obligations to Executive. For purposes of this Agreement, "For Cause" shall refer to any of the following events: (1) Executive's repeated gross neglect of or negligence in the performance of his duties; (2) Executive's failure or refusal to follow instructions given to him by the Board of Directors of the Companies; (3) Executive's repeated conscious violation of any provision of the Companies' Bylaws or of their other stated policies, standards, or regulations; (4) Executive's being investigated, indicted, convicted or plea bargaining in regard to any criminal offense, other than minor traffic violations, based on Executive's conduct occurring during the term of this Agreement; or (5)
Executive's violation or breach of any material term, covenant or condition contained in this Agreement.

(d) Accrued Salary. Except as otherwise provided herein, in the event that the Companies or Executive terminates this Agreement for any reason whatsoever, Executive shall be paid (less all applicable deductions) all earned and accrued base compensation due to Executive for services rendered up to the date of termination.

(e) Severance Payment. Except as otherwise provided herein, in the event the Companies terminate this Agreement without cause, Executive shall be paid on the date of termination a severance amount equal to all amounts of his annual base compensation, less all applicable deductions, that would have become due and owing to Executive through December 31, 2007, as if Executive's employment with the Companies had not been terminated prior thereto.

7. Non-Competition and Non-Solicitation.

(a) Executive acknowledges that the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary and intellectual character, and the provisions of this Section 7 are reasonable and necessary to protect the Companies' business.

(b) In consideration of the foregoing acknowledgments by Executive, and in consideration of the compensation and benefits to be paid or provided to Executive by the Companies, Executive covenants that he will not, during the term of this Agreement and for a period of two (2) years thereafter, directly or indirectly:

(1) except in the course of his employment hereunder, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, any business whose products or services compete in whole or in part with the products or services of the Companies, Websourced or CGI; provided, however, that Executive may purchase or otherwise acquire up to (but not more than) one percent (1%) of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934;

(2) whether for Executive's own account or for the account of any other person, solicit business of the same or similar type of business then being carried on by the Companies, Websourced or CGI, from any person known by Executive to be a customer of the Companies, Websourced or CGI, whether or not Executive had personal contact with such person during and by reason of Executive's employment with the Companies;

(3) whether for Executive's own account or the account of any other person (i) solicit, employ or otherwise engage as an Executive, independent contractor or otherwise, any person who is or was an employee of the Companies, Websourced or CGI at any time during the term of this Agreement or in any manner induce or attempt to induce any employee of the Companies, Websourced or CGI to terminate his or her employment with the Companies, Websourced or CGI, or (ii) interfere with the Companies', Websourced's or CGI's relationship with any person, including any person who at any time during the term of this Agreement was an employee, contractor, supplier or customer of the Companies, Websourced or CGI; or

(4) at any time  during  or  after  the term of this  Agreement,  disparage  the
Companies,   Websourced  or  CGI,  or  any  of  their  respective  shareholders, directors, officers, employees or agents.

(c) If any covenant of this Section 7 is held to be unreasonable, arbitrary or against public policy, such covenant will be considered to be divisible with respect to scope, time and geographic area, and such lesser scope, time or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary and not against public policy, will be effective, binding and enforceable against Executive.

(d) Notwithstanding any provision to the contrary contained in this Section 7, in the event Executive is terminated by the Companies without cause prior to December 31, 2007, the restrictions set forth in Section 7(b)(1) above shall expire on December 31, 2007; provided, however, that in the event Executive is terminated without cause prior to December 31, 2007, Executive may, in his sole discretion, elect to waive the severance payment otherwise due and owing to Executive pursuant to Section 6(d) above in exchange for the Companies' agreement that the restrictions of Section 7(b)(1) shall be deemed null and void and unenforceable against Executive and the Companies shall not attempt to enforce the same.

8. Assignment. This Agreement may not be assigned by Executive under any circumstances. This Agreement may be assigned by the Companies to Websourced, or to any successor of the Companies or Websourced in connection with a merger, consolidation, or sale of all or substantially all of the assets of the Companies, Websourced or CGI, so long as such assignee assumes all of the Companies' obligations hereunder.

9. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent by registered or certified mail, return receipt requested, to the following address:

                           To Executive:       Mr. Scott P. Mitchell
                                               28050 US 19 N
                                               Clearwater, FL  33671

                           To the Companies:CGI Holding Corporation
                                               Attention:  President
                                               520 Lake Cook Road, Suite 690
                                               Deerfield, IL  60015

                           With a copy to:  WebSourced, Inc.
                                               Attention:  President
                                               300 Perimeter Park Drive, Suite D
                                               Morrisville, NC  27560

or to such other address as either Executive or the Companies may give to the other from time to time by written notice in the manner set forth above.

10. Waiver of Breach. Any waiver by the Companies or Executive of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

11. Law. This Agreement shall be governed by, interpreted, construed and enforced in accordance with the laws of the State of Florida, without reference to conflict of law principles or the domicile or residence of Executive if other than Texas.

12. Entire Agreement. This Agreement contains the entire agreement of the parties regarding the subject matter hereof. This Agreement may be changed only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                                     COMPANIES:

                                                     CHERISH, INC.


                                                By:      __________________
                                                         Gerard M. Jacobs
                                                Title:   Director

                                                WEBCAPADES ACQUISITION SUB, INC.


                                                     By:      _________________
                                                              Gerard M. Jacobs
                                                     Title:   Director


                                                     EXECUTIVE:


                                                     _________________________
                                                     Scott P. Mitchell


                                                             Attachment A

General Summary of Websourced's Vice President Benefits as of August 19, 2004

1. Medical insurance where a PPO or HMO plan is offered

2. Dental and vision insurance

3. Fifteen (15) vacation days per year

4. Ten (10) paid holidays per year

5. Company paid supplemental policies including Accident, Personal Recovery, Disability and Cancer insurance

6. Short Term Disability coverage

7. Company paid Long Term Disability

8. Company paid executive life insurance plan with a death benefit of five times their annual salary up to a maximum of $500,000.00

                                EXHIBIT 7.1(b)(2)
                          Employment Agreement (Kristi)


                              EMPLOYMENT AGREEMENT
                             (Kristine E. Mitchell)

THIS EMPLOYMENT AGREEMENT (this "Agreement"), effective as of August 19, 2004, is by and between Cherish, Inc., a North Carolina corporation ("Cherish"), Webcapades Acquisition Sub, Inc., a Florida corporation and the surviving corporation in the merger of Webcapades, Inc. with and into Webcapades Acquisition Sub, Inc. ("Webcapades"), and Kristine E. Mitchell, an individual residing in Florida ("Executive").

WHEREAS, CGI Holding Corporation, is a publicly traded Nevada corporation ("CGI"), WebSourced is a North Carolina corporation and a wholly-owned subsidiary of CGI ("Websourced"), Cherish is a wholly-owned subsidiary of WebSourced, and Webcapades is a wholly-owned subsidiary of CGI;

WHEREAS, each of Cherish and Webcapades (collectively, the "Companies") desires to employ Executive as a Vice President, and Executive desires to accept such employment, pursuant to the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, as well as for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Employment. Each of the Companies hereby employs Executive, and Executive hereby accepts such employment, in accordance with the terms and conditions hereinafter set forth.

2. Duties. Executive shall be employed as a Vice President of each of the Companies at their principal offices at 28050 US Highway 19 North, Clearwater, Florida, or at other offices designated by the Companies in Pinellas County, Florida, subject to such travel as the rendering of services hereunder may require, and Executive shall perform and discharge well and faithfully the duties which may be assigned to her from time to time by the Boards of Directors of the Companies in connection with the conduct of the Companies' businesses (collectively, the "Business"). Executive will report to the President and Chief Executive Officer of Cherish and Webcapades. The duties shall be those that are customarily performed by an executive of such title in a company with similar revenues, together with such duties that may from time to time be requested provided such additional duties are reasonably related to the scope of employment of such Executive.

3. Extent of Services. Executive shall devote her entire time and best efforts to the Business and shall not, during the term of this Agreement, be engaged (whether or not during normal business hours) in any other business or professional activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage; provided, however, that the provisions of this
Section 3 shall not be construed as preventing Executive from engaging in a reasonable level of charitable activities nor investing her personal assets in businesses which do not compete with the CGI, WebSourced or the Companies, in such form or manner as will not require any services on the part of Executive in the operation or the affairs of the companies in which such investments are made and in which her participation is solely that of a passive investor.

4. Compensation. For all services rendered by Executive under this Agreement, the Companies shall jointly pay Executive for the period from and after the date of this Agreement through and including December 31, 2007, an annual base compensation in an amount equal to One Hundred Twenty Thousand Dollars ($120,000) per annum. Any bonuses paid to Executive during the term of her employment shall be solely within the discretion of the Boards of Directors of the Companies. Executive shall be paid in accordance with the customary payroll practices of the Companies, subject to such deductions and withholdings as may be required by law or agreed to by Executive. During the term of her employment, Executive shall be generally entitled to participate in benefit plans or programs which are generally made available to Vice Presidents of the Companies, subject to all of the rules, regulations, terms and conditions applicable thereto ("Vice President Benefit"s). A general summary of Webcapades' Vice President Benefits as currently in effect is attached hereto as Attachment A. The Companies shall have the right at any time to put into place arrangements pursuant to which some or all of Executive's compensation and/or benefits set forth above shall be provided to Executive by or through Websourced or other companies affiliated with CGI and Websourced (rather than directly by the Companies), and Executive shall fully cooperate with such arrangements and shall promptly sign such documents and take all such other actions as shall be deemed necessary by the legal counsel for the Companies in order to facilitate such arrangements, provided that such arrangements shall not in any event reduce any of the compensation, benefits and perks to which Executive is entitled under this Agreement as of the signing hereof.

5. Term. This Agreement shall commence on the date first set forth above and shall continue until December 31, 2007, unless earlier terminated in accordance with Section 6 of this Agreement.

6. Termination of Employment.

(a) Death or Disability of Executive. The employment of Executive under this Agreement shall terminate upon her death or, at the option of the Companies, if Executive shall be prevented from fully performing her duties hereunder as a result of her disability or illness for a continuous period of one hundred eighty (180) days.

(b) By Relocation. In the event that Executive's duties require relocation to another geographic location, Executive declines to accept such transfer to such other geographic location and a suitable position cannot be arranged at Executive's current location (in Executive's sole discretion), then Executive shall be deemed terminated without cause effective 90 days after the notice to Executive of the request for relocation, and Executive shall only be entitled to be paid vacation pay and base salary earned or accrued through the date of termination, provided that this shall not affect Executive's right to receive any compensation or consideration under any other Agreement with the Companies or any of them.

(c) Termination "For Cause". The Companies shall have the right to terminate the employment of Executive under this Agreement "For Cause," as such term is defined below, at any time without further liability or obligations to Executive. For purposes of this Agreement, "For Cause" shall refer to any of the following events: (1) Executive's repeated gross neglect of or negligence in the performance of her duties; (2) Executive's failure or refusal to follow instructions given to her by the Board of Directors or by the President and Chief Executive Officer of the Companies; (3) Executive's repeated conscious violation of any provision of the Companies' Bylaws or of their other stated policies, standards, or regulations; (4) Executive's being investigated, indicted, convicted or plea bargaining in regard to any criminal offense, other than minor traffic violations, based on Executive's conduct occurring during the term of this Agreement; or (5) Executive's violation or breach of any material term, covenant or condition contained in this Agreement.

(d) Accrued Salary. Except as otherwise provided herein, in the event that the Companies or Executive terminates this Agreement for any reason whatsoever, Executive shall be paid (less all applicable deductions) all earned and accrued base compensation due to Executive for services rendered up to the date of termination.

(e) Severance Payment. Except as otherwise provided herein, in the event the Companies terminate this Agreement without cause, Executive shall be paid on the date of termination a severance amount equal to all amounts of her annual base compensation, less all applicable deductions, that would have become due and owing to Executive through December 31, 2007, as if Executive's employment with the Companies had not been terminated prior thereto.

7. Non-Competition and Non-Solicitation.

(a) Executive acknowledges that the services to be performed by her under this Agreement are of a special, unique, unusual, extraordinary and intellectual character, and the provisions of this Section 7 are reasonable and necessary to protect the Companies' business.

(b) In consideration of the foregoing acknowledgments by Executive, and in consideration of the compensation and benefits to be paid or provided to Executive by the Companies, Executive covenants that she will not, during the term of this Agreement and for a period of two (2) years thereafter, directly or indirectly:

(1) except in the course of her employment hereunder, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, any business whose products or services compete in whole or in part with the products or services of the Companies, Websourced or CGI; provided, however, that Executive may purchase or otherwise acquire up to (but not more than) one percent (1%) of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934;

(2) whether for Executive's own account or for the account of any other person, solicit business of the same or similar type of business then being carried on by the Companies, Websourced or CGI, from any person known by Executive to be a customer of the Companies, Websourced or CGI, whether or not Executive had personal contact with such person during and by reason of Executive's employment with the Companies;

(3) whether for Executive's own account or the account of any other person (i) solicit, employ or otherwise engage as an Executive, independent contractor or otherwise, any person who is or was an employee of the Companies, Websourced or CGI at any time during the term of this Agreement or in any manner induce or attempt to induce any employee of the Companies, Websourced or CGI to terminate his or her employment with the Companies, Websourced or CGI, or (ii) interfere with the Companies', Websourced's or CGI's relationship with any person, including any person who at any time during the term of this Agreement was an employee, contractor, supplier or customer of the Companies, Websourced or CGI; or

(4) at any time  during  or  after  the term of this  Agreement,  disparage  the
Companies,   Websourced  or  CGI,  or  any  of  their  respective  shareholders, directors, officers, employees or agents.

(c) If any covenant of this Section 7 is held to be unreasonable, arbitrary or against public policy, such covenant will be considered to be divisible with respect to scope, time and geographic area, and such lesser scope, time or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary and not against public policy, will be effective, binding and enforceable against Executive.

(d) Notwithstanding any provision to the contrary contained in this Section 7, in the event Executive is terminated by the Companies without cause prior to December 31, 2007, the restrictions set forth in Section 7(b)(1) above shall expire on December 31, 2007; provided, however, that in the event Executive is terminated without cause prior to December 31, 2007, Executive may, in her sole discretion, elect to waive the severance payment otherwise due and owing to Executive pursuant to Section 6(d) above in exchange for the Companies' agreement that the restrictions of Section 7(b)(1) shall be deemed null and void and unenforceable against Executive and the Companies shall not attempt to enforce the same.

8. Assignment. This Agreement may not be assigned by Executive under any circumstances. This Agreement may be assigned by the Companies to Websourced, or to any successor of the Companies or Websourced in connection with a merger, consolidation, or sale of all or substantially all of the assets of the Companies, Websourced or CGI, so long as such assignee assumes all of the Companies' obligations hereunder.

9. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent by registered or certified mail, return receipt requested, to the following address:

                           To Executive:     Ms. Kristine E. Mitchell
                                             28050 US 19 N
                                             Clearwater, FL  33671

                           To the Companies:CGI Holding Corporation
                                             Attention:  President
                                             520 Lake Cook Road, Suite 690
                                             Deerfield, IL  60015

                           With a copy to:  WebSourced, Inc.
                                             Attention:  President
                                             300 Perimeter Park Drive, Suite D
                                             Morrisville, NC  27560

or to such other address as either Executive or the Companies may give to the other from time to time by written notice in the manner set forth above.

10. Waiver of Breach. Any waiver by the Companies or Executive of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

11. Law. This Agreement shall be governed by, interpreted, construed and enforced in accordance with the laws of the State of Florida, without reference to conflict of law principles or the domicile or residence of Executive if other than Texas.

12. Entire Agreement. This Agreement contains the entire agreement of the parties regarding the subject matter hereof. This Agreement may be changed only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                                     COMPANIES:

                                                     CHERISH, INC.


                                                By:      _________________
                                                         Gerard M. Jacobs
                                                Title:   Director

                                                WEBCAPADES ACQUISITION SUB, INC.


                                                     By:      ________________
                                                              Gerard M. Jacobs
                                                     Title:   Director


                                                     EXECUTIVE:


                                                     _________________________
                                                     Kristine E. Mitchell


                                                             Attachment A

General Summary of Webcapades' Vice President Benefits as of August 19, 2004

1.  Medical insurance

2.  Dental and vision insurance

3.  Life insurance with up to one times annual salary

4.  Seven (7) paid holidays per year

5.  Fifteen (15) paid vacation days per year

6.  Short-Term and Long-Term Disability insurance


                               DISCLOSURE SCHEDULE


Schedule 4.1
None

Schedule 4.10(a)
None

Schedule 4.10(b)

Lease Agreement covering office space located at 28050 US 19 N., Clearwater, Florida 33671, between Dallas XXIX Corporate Square, L.P., as lessor, and Webcapades, as lessee, with a term beginning October 1, 2001, as amended , and Sublease dated June 2002, covering 840 square feet of such office space between Webcapades, as sublessor, and Ozana Online Networks, Inc., as sublessee [copies previously furnished to CGI]

No leases in New Carrollton, MD, or Orland Park, IL

Schedule 4.11

Tangible Personal Property per letter re: tangible personal property dated the date hereof from Scott to S. Patrick Martin

Schedule 4.13

Worker's Compensation Insurance Policy No. 21-WECGC3898 dated October 11, 2001, issued by Hartford Insurance Group to Webcapades General Business Insurance
Policy No. 09GL049384 dated February 23, 2002, issued by Nova Insurance to Webcapades

Schedule 4.14

Business Permit dated March 17, 2004, issued by the City of Dunedin, Florida, to Webcapades

Schedule 4.17

Webcapades, Inc. Profit Sharing Plan and Trust effective January 1, 2001

Schedule 4.20

Federal Trade Commission Civil Investigative Demand, copy supplied to CGI by fax dated August 10, 2004

Webcapades, Inc. v. Duncan, Case File No. 03CV246024CM2, Superior Court of Justice, Ontario, Canada


EXHIBIT 2. FINANCIAL STATEMENTS OF WEBCAPADES, INC.

To the Board of Directors and Stockholders of Webcapades, Inc.
28050 US Highway 19 North
Clearwater, Florida 33761

We have audited the accompanying balance sheets of Webcapades, Inc., a Florida corporation, as of December 31, 2003 and 2002 , and the related statements of profit and loss, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Webcapades, Inc. as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental information included in schedules 1 and 2 is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/S/ Poulos & Bayer
Chicago, Illinois
August 11, 2004

                                WEBCAPADES, INC.
                                  BALANCE SHEET
                           DECEMBER 31, 2003 AND 2002

                                          2003                      2002
                                  -------------------       ------------------
                                     ASSETS
CURRENT ASSETS
   Cash                            $349,532                  $64,700
   Prepaid Expenses                 556,037                  234,008
                                  ---------                 ---------
TOTAL CURRENT ASSETS                         $905,568                 $298,708

PROPERTY & EQUIPMENT
   Cost Basis                      $360,819                 $254,010
   Less: Accumulated Depreciation   106,477                   48,761
                                  ---------                 ---------
NET PROPERTY & EQUIPMENT                      254,343                  205,249

OTHER ASSETS
   Deposits                          $3,300                       $0
   Notes Receivable                 244,218                   75,000
   Restricted Cash                   98,650                  100,000
                                  ---------                 ---------
TOTAL OTHER ASSETS                            346,168                  175,000
                                           ----------                ---------
TOTAL ASSETS                               $1,506,079                 $678,957
                                           ==========                =========

         LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
   Accounts Payable                 $88,543                   $12,978
   Deferred Revenue                 189,586                   114,195
   Accrued Profit Sharing           147,334                   111,137
                                  ---------                 ---------
TOTAL CURRENT LIABILITIES                    $425,463                 $238,309

OTHER LIABILITIES
   Deposits                           1,299                                  0

STOCKHOLDER'S EQUITY
   Common Stock (1,000 shares
   authorized, 1,000 shares
   issued and outstanding, $1.00
   par value)                        $1,000                    $1,000
   Retained Earnings              1,078,318                   439,648
                                  ---------                 ---------
TOTAL STOCKHOLDER'S EQUITY                  1,079,318                  440,648
                                           ----------                ---------
TOTAL LIABILITIES AND
  STOCKHOLDER'S EQUITY                     $1,506,079                 $678,957
                                           ==========                =========


                                WEBCAPADES, INC.
                         STATEMENT OF RETAINED EARNINGS
                 TWELVE MONTHS ENDED DECEMBER 31, 2003 AND 2002

                                         2003                    2002
                                     -----------              ----------
BALANCE:  JANUARY 1                     $439,648               $212,579

NET PROFIT                             1,781,701                923,994

DISTRIBUTION TO SHAREHOLDER           (1,143,031)              (696,925)
                                     -----------              ----------
BALANCE:  DECEMBER  31                $1,078,318               $439,648
                                     ===========              ==========


                                WEBCAPADES, INC.
                          STATEMENT OF PROFIT AND LOSS
                 TWELVE MONTHS ENDED DECEMBER 31, 2003 AND 2002

                                             2003                  2002
                                   ---------------------   --------------------
                                      AMOUNT     PERCENT      AMOUNT    PERCENT
                                   -----------   -------   ----------   -------
SALES                               $4,296,951   100.00%   $3,423,474   100.00%

COST OF SALES                          871,548   20.28%       600,141   17.53%
                                   -----------   -------   ----------   -------
GROSS PROFIT                        $3,425,403   79.72%    $2,823,333   82.47%

OPERATING EXPENSES                   1,659,506   38.62%     1,900,745   55.52%
                                   -----------   -------   ----------   -------
NET PROFIT BEFORE OTHER INCOME      $1,765,897   41.10%      $922,588   26.95%

OTHER INCOME                            15,804    0.37%         1,405    0.04%
                                   -----------   -------   ----------   -------
NET PROFIT                          $1,781,701   41.46%      $923,994   26.99%
                                   ===========   =======   ==========   =======


                                WEBCAPADES, INC.
                             STATEMENT OF CASH FLOWS
                 TWELVE MONTHS ENDED DECEMBER 31. 2003 AND 2002

                                                2003                 2002
                                       --------------------- ------------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net Profit                            $1,781,701             $923,994
 Non-Cash Items Included
   in Net Profit
    Depreciation                           57,716               32,842
    Loss on Disposition of Assets               0               27,799
Other Changes:
 Prepaid Expenses                        (322,029)            (205,485)
 Deposits                                  (3,300)                   0
 Accounts Payable                          75,565               12,978
 Deferred Revenue                          75,392              114,195
 Accrued Profit Sharing                    36,197               76,137
 Security Deposit                           1,299                    0
                                       ----------             ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES         $1,702,540           $982,458

CASH FLOWS FROM INVESTING ACTIVITIES
 Fixed Assets Acquired                  ($106,810)           ($193,133)
 Notes Receivable                        (169,218)             (75,000)
                                       ----------             ---------
NET CASH USED BY INVESTING ACTIVITIES               (276,028)          (268,133)

CASH FLOWS FROM FINANCING ACTIVITIES
 Distribution to Shareholder                      (1,143,031)          (696,925)
                                                  -----------          --------
NET CASH CHANGE                                     $283,481            $17,400

CASH BALANCE:  JANUARY 1                             164,700            147,300
                                                  -----------          --------
CASH BALANCE:  DECEMBER 31                          $448,181           $164,700
                                                  ===========          ========
Supplemental Information
      Interest Paid                                      $0                 $0
      Income Taxes Paid                                   0                  0


                                WEBCAPADES, INC.
                        FOOTNOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2003 AND 2002

BACKGROUND AND ACTIVITY

Webcapades, Inc. was formed in 1998 in Chicago, Illinois. The Company's primary focus has been to provide online dating and matchmaking services tailored to specific interests. In 2001, the Company relocated to Clearwater, Florida and continued to expand its' world class online dating and matchmaking services. The Company currently employs over 25 people and operates websites that have been ranked as some of the most popular sites in the world.

SIGNIFICANT ACCOUNTING POLICIES
Cash and equivalents

Cash held by Sun Trust Bank may at times exceed amounts that are federally insured. The Company does not believe it is exposed to any substantial risk regarding excess cash balances.

Restricted Cash

The Company currently has cash in an escrow account that is restricted by the Company's merchant bank. These funds have been placed in an interest bearing account at the First National Bank of Nevada in 2004.

Revenue Recognition

The Company recognizes revenue from monthly subscriptions at the time of sale. The Company recognizes revenue from six and twelve month contracts equally over the term of the contract.

USE OF ESTIMATES

The Company follows generally accepted accounting principles (GAAP). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the attached financial statements and accompanying notes. Actual results could differ from estimates.

PREPAID EXPENSES

The Company entered into agreements with various vendors in which they received discounts for prepaying for future services and products. These expenses are being recognized as they are incurred.

NOTES RECEIVABLE

                                                    2003             2002
                                               -----------       -----------
Ozona Online Network, Inc.
Note dated September 10, 2002. This
note is currently interest
only at 7.00%.                                    $75,000          $75,000

Ozona Online Network, Inc.
Note dated September 25, 2003. This
note is currently interest
only at 5.50%.                                     75,000                0

Dennison & King, P.L.
Noted is dated December 23, 2003.
The note calls for 60 payments
of $1,885, principal and interest
beginning in January of 2005.
The interest rate is 5.38%                         94,218                0
                                               -----------       -----------
Totals                                           $244,218          $75,000
                                               ===========       ===========
PROPERTY AND EQUIPMENT

Fixed assets are stated at Cost and are depreciated over their estimated useful life using the straight line method. Depreciation expense for the years ended December 31, 2003 and 2002 were $57,716 and $32,842 respectively.

Property and Equipment consists of the following:

                                              2003             2002
                                           --------         ---------
Office Equipment and Furniture              $98,458          $65,861
Production Equipment                        202,788          140,681
Leasehold Improvements                       16,992            4,887
Automobiles                                  42,581           42,581
                                           --------         ---------
                                           $360,819         $254,010
                                           ========         =========
INCOME TAXES

The Company has elected to be taxed under the provisions of Subchapter S of the internal revenue code effective January 1, 2000. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the stockholder is liable for individual federal income taxes on their individual income tax returns. It is expected that the funds for these taxes will be drawn from the Company.

PROFIT  SHARING  PLAN

The company sponsors a profit sharing plan which is available to all employees. Eligibility requirements are full time employees who worked six months and who were employed as of the last day of the Plan Year. The Company's contributions are discretionary and have been $147,334 and $111,137 for the years ended December 31, 2003 and 2002 respectively. The Company also pays administrative costs relating to the Plan.

LEASING COMMITMENTS

The Company currently has two separate operating leases for office space in Clearwater, Florida. The Company's primary lease expires on June 30, 2005 while the lease on the second offices expires December 31, 2006. Future minimum lease payments required under these operating leases is as follows:

                                                    2004          $135,514
                                                    2005            85,579
                                                    2006            41,667

The Company currently subleases a portion of its space to it's internet service provider, Ozona Online Network, Inc. This leases commenced on July 1, 2002 and expires June 30, 2005. The future minimum lease payments receivable under this lease are:

                                                    2004           $16,292
                                                    2005             8,266

RENT EXPENSE

Rent expense for the years ended December 31, 2003 and 2002 were $74,847 and $69,383 respectively.

ADVERTISING EXPENSE

Advertising costs are expensed when incurred. Advertising costs for the periods ended December 31, 2003 and 2002 were $276,644 and $201,853 respectively.

                     ACCOMPANYING SUPPLEMENTAL INFORMATION

                                WEBCAPADES, INC.
                            SCHEDULE OF COST OF SALES
                 TWELVE MONTHS ENDED DECEMBER 31, 2003 AND 2002

                                            2003                 2002
                                    ------------------    -----------------
                                      AMOUNT   PERCENT      AMOUNT  PERCENT
                                    ---------  -------    --------- -------
COST OF SALES
    Advertising                      $276,644    6.44%     $201,853   5.90%
    Commissions                        37,358    0.87%            0   0.00%
    Content Service                   102,454    2.38%       27,692   0.81%
    Credit Card Fees                  286,790    6.67%      251,904   7.36%
    Gateway Service Fees               40,785    0.95%       15,852   0.46%
    ISP Expenses                       91,653    2.13%       91,700   2.68%
    Miscellaneous Website Expenses     35,864    0.83%       11,140   0.33%
                                    ---------  -------    --------- -------
TOTAL DIRECT COSTS                   $871,548   20.28%     $600,141   17.53%
                                    =========  =======    ========= =======


                                WEBCAPADES, INC.
                         SCHEDULE OF OPERATING EXPENSES
                 TWELVE MONTHS ENDED DECEMBER 31, 2003 AND 2002

                                            2003                 2002
                                    ------------------    -----------------
                                      AMOUNT   PERCENT     AMOUNT   PERCENT
                                    ---------  -------    --------- -------
OPERATING EXPENSES
   Auto Expenses                       $1,788    0.04%       $3,111    0.09%
   Bank Charges                        12,588    0.29%       23,418    0.68%
   Collection Fees                      2,911    0.07%            0    0.00%
   Computer Expenses                    4,169    0.10%        3,189    0.09%
   Depreciation                        57,716    1.34%       32,842    0.96%
   Donations                              800    0.02%        1,250    0.04%
   Dues and Subscriptions               2,231    0.05%          486    0.01%
   Fringe Benefits                      7,214    0.17%            0    0.00%
   Group Insurance                     29,109    0.68%       10,981    0.32%
   Gifts                                9,396    0.22%        4,431    0.13%
   Insurance                            7,650    0.18%        1,554    0.05%
   Loss on Disposition of Assets            0    0.00%       27,799    0.81%
   Miscellaneous                       29,735    0.69%       10,261    0.30%
   Office Expenses                     24,745    0.58%       34,565    1.01%
   Outside Services                     1,969    0.05%            0    0.00%
   Payroll Tax Expense                 77,355    1.80%       73,802    2.16%
   Postage, Delivery and Freight        3,719    0.09%        4,083    0.12%
   Professional Development               917    0.02%        4,216    0.12%
   Professional Fees                   70,858    1.65%       21,492    0.63%
   Profit Sharing                     148,577    3.46%      112,849    3.30%
   Rent                                74,847    1.74%       69,383    2.03%
   Recruiting                          16,482    0.38%        8,470    0.25%
   Repairs and Maintenance              2,819    0.07%        1,995    0.06%
   Salaries                           948,095   22.06%    1,258,154   36.75%
   Subcontractors                           0    0.00%       56,250    1.64%
   Telephone                           24,555    0.57%       17,992    0.53%
   Travel & Entertainment              95,695    2.23%      112,951    3.30%
   Utilities                            3,567    0.08%        5,221    0.15%
                                    ---------  -------    --------- -------
TOTAL OPERATING EXPENSES           $1,659,506   38.62%   $1,900,745   55.52%
                                    =========  =======   ========== =======


To the Board of Directors and Stockholders of Webcapades, Inc.
28050 US Highway 19 North
Clearwater, Florida 33761

We have audited the accompanying balance sheet of Webcapades, Inc., a Florida corporation, as of June 30, 2004 , and the related statements of profit and loss, retained earnings, and cash flows for the six months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Webcapades, Inc. as of June 30, 2004, and the results of its operations and its cash flows for the six months then ended in conformity with accounting principles generally accepted in the United States of America.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental information included in schedules 1 and 2 is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/S/ Poulos & Bayer
Chicago, Illinois
August 11, 2004


                                WEBCAPADES, INC.
                                  BALANCE SHEET
                                  JUNE 30, 2004

                                     ASSETS

CURRENT ASSETS
   Cash                                                 $868,962
   Employee Loan                                             859
   Notes Receivable                                        4,021
   Prepaid Expenses                                      315,035
                                                       ----------
TOTAL CURRENT ASSETS                                               $1,188,876

PROPERTY & EQUIPMENT
   Cost Basis                                           $382,876
   Less: Accumulated Depreciatio                         146,565
                                                       ----------
NET PROPERTY & EQUIPMENT                                              236,311

OTHER ASSETS
   Deposits                                               $3,300
   Notes Receivable                                      240,197
   Restricted Cash                                        98,750
                                                       ----------
TOTAL OTHER ASSETS                                                    342,248
                                                                  ------------
TOTAL ASSETS                                                       $1,767,434
                                                                  ============
          LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
   Accounts Payable                                     $111,568
   Defered Revenue                                       278,865
   Accrued Expenses                                       66,022
                                                       ----------
TOTAL CURRENT LIABILITIES                                            $456,456

OTHER LIABILITIES
   Deposits                                                             1,299

STOCKHOLDER'S EQUITY
   Common Stock(1,000 shares
   authorized, 1,000 shares issued
   and outstanding, $1.00 par value)                      $1,000
   Retained Earnings                                   1,308,680
                                                       ----------
TOTAL STOCKHOLDER'S EQUITY                                          1,309,680
                                                                  ------------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                         $1,767,434
                                                                  ============

                                WEBCAPADES, INC.
                         STATEMENT OF RETAINED EARNINGS
                         SIX MONTHS ENDED JUNE 30, 2004

BALANCE:  JANUARY 1                                    $1,078,318

NET PROFIT                                              1,535,095

DISTRIBUTION TO SHAREHOLDER                            (1,304,732)
                                                       -----------
BALANCE:  JUNE 30                                      $1,308,680
                                                       ===========

                                WEBCAPADES, INC.
                          STATEMENT OF PROFIT AND LOSS
                         SIX MONTHS ENDED JUNE 30, 2004

                                                  AMOUNT          PERCENT
                                              -----------         --------
SALES                                          $3,264,717         100.00%

COST OF SALES                                     825,527          25.29%
                                              -----------         --------
GROSS PROFIT                                   $2,439,189          74.71%

OPERATING EXPENSES                                915,072          28.03%
                                              -----------         --------
NET PROFIT BEFORE OTHER INCOME                 $1,524,117          46.68%

OTHER INCOME                                       10,978           0.34%
                                              -----------         --------
NET PROFIT                                     $1,535,095          47.02%
                                              ===========         ========


                                WEBCAPADES, INC.
                             STATEMENT OF CASH FLOWS
                         SIX MONTHS ENDED JUNE 30, 2004

CASH FLOWS FROM OPERATING ACTIVITIES
      Net Profit                                        $1,535,095
      Non-Cash Items Included in Net Profit
         Depreciation                                       40,088
      Other Changes:
      Prepaid Expenses                                     241,002
      Employee Loan                                           (859)
      Accounts Payable                                      23,025
      Deferred Revenue                                      89,279
      Accrued Expenses                                     (81,312)
                                                       ------------
NET CASH PROVIDED BY OPERATING ACTIVITIES                           $1,846,319

CASH FLOWS FROM INVESTING ACTIVITIES
      Fixed Assets Acquired                                           (22,056)

CASH FLOWS FROM FINANCING ACTIVITIES
      Distribution to Shareholder                                  (1,304,732)
                                                                   -----------
NET CASH CHANGE                                                      $519,530

CASH BALANCE:  JANUARY 1                                              448,182
                                                                   -----------
CASH BALANCE:  JUNE 30                                               $967,712
                                                                   ===========
Supplemental Information
      Interest Paid                                                        $0
      Income Taxes Paid                                                     0


                                WEBCAPADES, INC.
                        FOOTNOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2004

BACKGROUND AND ACTIVITY

Webcapades, Inc. was formed in 1998 in Chicago, Illinois. The Company's primary focus has been to provide online dating and matchmaking services tailored to specific interests. In 2001, the Company relocated to Clearwater, Florida and continued to expand its' world class online dating and matchmaking services. The Company currently employs over 25 people and operates websites that have been ranked as some of the most popular sites in the world.

SIGNIFICANT ACCOUNTING POLICIES

Cash and equivalents

Cash held by Sun Trust Bank may at times exceed amounts that are federally insured. The Company does not believe it is exposed to any substantial risk regarding excess cash balances.

Restricted Cash

The Company currently has cash in an escrow account that is restricted by the Company's merchant bank. These funds have been placed in an interest bearing account at the First National Bank of Nevada in 2004.

Revenue Recognition

The Company recognizes revenue from monthly subscriptions at the time of sale. The Company recognizes revenue from six and twelve month contracts equally over the term of the contract.

USE OF ESTIMATES

The Company follows generally accepted accounting principles (GAAP). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the attached financial statements and accompanying notes. Actual results could differ from estimates.

PREPAID EXPENSES

The Company entered into agreements with various vendors in which they received discounts for prepaying for future services and products. These expenses are being recognized as they are incurred.

NOTES RECEIVABLE

Ozona Online Network, Inc.
Note dated September 10, 2002.  This note is currently interest
only at 7.00%.                                                         $75,000

Ozona Online Network, Inc.
Note dated September 25, 2003.  This note is currently interest
only at 5.50%.                                                          75,000

Dennison & King, P.L.
Noted is dated December 23, 2003.  The note calls for 60 payments of $1,885, principal and interest beginning in January of 2005.
The interest rate is 5.38%                                              94,218
                                                                      ---------
      Totals                                                          $244,218
                                                                      =========

PROPERTY AND EQUIPMENT

Fixed assets are stated at Cost and are depreciated over their estimated useful life using the straight line method. Depreciation expense for the six months June 30, 2004 was $40,088.

Property and Equipment consists of the following:

                      Office Equipment and Furniture             $102,639
                      Production Equipment                        220,664
                      Leasehold Improvements                       16,992
                      Automobiles                                  42,581
                                                                 --------
                                                                 $382,876
                                                                 ========
INCOME TAXES

The Company has elected to be taxed under the provisions of Subchapter S of the internal revenue code effective January 1, 2000. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the stockholder is liable for individual federal income taxes on their individual income tax returns. It is expected that the funds for these taxes will be drawn from the Company.

PROFIT SHARING PLAN

The company sponsors a profit sharing plan which is available to all employees. Eligibility requirements are full time employees who worked six months and who were employed as of the last day of the Plan Year. The Company's contributions are discretionary. The Company also pays administrative costs relating to the Plan.

LEASING COMMITMENTS

The Company currently has two separate operating leases for office space in Clearwater, Florida. The Company's primary lease expires on June 30, 2005 while the lease on the second offices expires December 31, 2006. Future minimum lease payments required under these operating leases is as follows:

                                                    2004           $84,401
                                                    2005            85,579
                                                    2006            41,667

The Company currently subleases a portion of its space to it's internet service provider, Ozona Online Network, Inc. This leases commenced on July 1, 2002 and expires June 30, 2005. The future minimum lease payments receivable under this lease are:

                                                    2004            $8,266
                                                    2005             8,266

RENT EXPENSE

Rent expense for the six months ended June 30, 2004 was $52,719.

ADVERTISING EXPENSE

Advertising costs are expenses when incurred. Advertising costs for the six months ended June 30, 2004 were $489,015.

                     ACCOMPANYING SUPPLEMENTAL INFORMATION


                                WEBCAPADES, INC.
                            SCHEDULE OF COST OF SALES
                         SIX MONTHS ENDED JUNE 30, 2004

                                                AMOUNT            PERCENT
                                             ----------         ---------
COST OF SALES
    Advertising                               $489,015            14.98%
    Commissions                                 25,939             0.79%
    Content Service                             34,852             1.07%
    Credit Card Fees                           171,684             5.26%
    Gateway Service Fees                        20,511             0.63%
    ISP Expenses                                64,100             1.96%
    Miscellaneous Website Expenses              19,427             0.60%
                                             ----------         ---------
TOTAL DIRECT COSTS                            $825,527            25.29%
                                             ==========         =========


                                WEBCAPADES, INC.
                         SCHEDULE OF OPERATING EXPENSES
                         SIX MONTHS ENDED JUNE 30, 2004

                                               AMOUNT            PERCENT
                                             ----------         ---------
OPERATING EXPENSES
   Auto Expenses                                  $923             0.03%
   Bank Charges                                 15,655             0.48%
   Collection Fees                               1,342             0.04%
   Depreciation                                 40,088             1.23%
   Donations                                       200             0.01%
   Dues and Subscriptions                        4,981             0.15%
   Group Insurance                              27,380             0.84%
   Gifts                                           258             0.01%
   Insurance                                     3,916             0.12%
   Miscellaneous                                23,896             0.73%
   Office Expenses                              10,467             0.32%
   Payroll Tax Expense                          56,421             1.73%
   Postage, Delivery and Freight                 2,525             0.08%
   Professional Development                        524             0.02%
   Professional Fees                             2,468             0.08%
   Profit Sharing                                  450             0.01%
   Rent                                         52,719             1.61%
   Recruiting                                    4,459             0.14%
   Repairs and Maintenance                         146             0.00%
   Salaries                                    620,304            19.00%
   Telephone                                     1,807             0.06%
   Travel & Entertainment                       42,708             1.31%
   Utilities                                     1,434             0.04%
                                             ----------         ---------
TOTAL OPERATING EXPENSES                      $915,072            28.03%
                                             ==========         =========